UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☑	Definitive Proxy Statement.
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☐	Soliciting Material Pursuant to § 240.14a-12.

QUICKSILVER RESOURCES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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QUICKSILVER RESOURCES INC.

801 Cherry Street, Suite 3700, Unit 19

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When is the annual meeting?	•	9:00 a.m. Central Daylight Time, May 16, 2012

Where is the annual meeting held?	•	Fort Worth Club 306 West Seventh Street, 12th Floor Fort Worth, Texas 76102

What are the items of business?	•	Elect two directors, Glenn Darden and W. Yandell Rogers, III

	•	Advisory vote to approve executive compensation

	•	Transact other business as may properly come before the meeting, and any adjournment or postponement thereof

Who can vote?	•	You can vote if you were a stockholder of record on March 19, 2012. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience.

How can I vote?	•	Your vote is important. Please vote in one of the following ways:

-        By proxy – submit your instructions over the internet or by telephone or complete, sign, date and promptly return the enclosed proxy card (or if you are a participant in the Quicksilver 401(k) Plan, the enclosed voting instruction card) in the pre-addressed, postage-paid envelope.

-        In person – submit a ballot at the annual meeting on May 16, 2012. If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 16, 2012: The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.proxydocs.com/kwk.

John C. Cirone

Executive Vice President — General Counsel

April 26, 2012

QUICKSILVER RESOURCES INC.

801 Cherry Street, Suite 3700, Unit 19

Fort Worth, Texas 76102

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the annual meeting of stockholders of Quicksilver Resources Inc. to be held on May 16, 2012. Additionally, it contains certain information that the Securities and Exchange Commission, or SEC, and the New York Stock Exchange, or NYSE, require Quicksilver to provide to its stockholders. This proxy statement is also the document used by Quicksilver’s Board of Directors to solicit proxies to be used at the annual meeting. Quicksilver pays the costs of soliciting proxies. Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.

When is the proxy statement being mailed?

This proxy statement is first being mailed to Quicksilver’s stockholders on or about April 26, 2012.

Who is entitled to vote on the matters discussed in this proxy statement?

You are entitled to vote if you were a stockholder of record of Quicksilver common stock as of the close of business on March 19, 2012. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the annual meeting.

How many votes do I have?

Each share of Quicksilver common stock that you held on March 19, 2012 entitles you to one vote at the annual meeting. At the close of business on March 19, 2012, there were a total of 173,272,103 shares of Quicksilver common stock outstanding that are entitled to vote at the annual meeting.

How can I vote?

You can vote in person by completing a ballot at the annual meeting, or you can vote prior to the meeting by proxy. Whether or not you plan to attend the annual meeting, Quicksilver encourages you to vote by proxy at your earliest convenience. You may vote by proxy over the internet, by telephone or by mail as discussed below.

How do I vote by proxy?

If you choose to vote your shares by proxy, you have the following options:

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Over the internet – you can vote over the internet at the web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. If you vote over the internet, you should not return your proxy card.

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By telephone – you can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

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By mail – you can vote by mail by completing, signing, dating and mailing your proxy card to the Secretary of Quicksilver in the pre-addressed, postage-paid envelope provided. If you sign your proxy card but do not specify how you want your shares to be voted, your shares will be voted as recommended by the Board. If you mail the proxy card, but fail to sign it your vote cannot be counted.

How can I vote my shares held in the Quicksilver 401(k) Plan?

If you participate in the Quicksilver 401(k) Plan, you will receive a voting instruction card that lists shares of Quicksilver common stock credited to your 401(k) Plan account as of the close of business on March 19, 2012. To cast your vote with respect to these shares, you must instruct The Charles Schwab Trust Company, the trustee for the 401(k) Plan, as to how to vote your shares held in the 401(k) Plan through one of the following options:

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Over the internet – you can instruct the trustee how to vote over the internet at the web address shown on your voting instruction card. Internet voting instructions may be submitted 24 hours a day, seven days a week. If you instruct the trustee how to vote over the internet, you should not return your voting instruction card.

•

By telephone – you can instruct the trustee how to vote by telephone by calling the toll-free number on your voting instruction card. Telephone voting instructions may be submitted 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to instruct the trustee how to vote your shares and confirm that your instructions have been properly recorded. If you instruct the trustee how to vote by telephone, you should not return your voting instruction card.

•	By mail – you can instruct the trustee how to vote by mail by completing, signing, dating and mailing your voting instruction card to the trustee in the pre-addressed, postage-paid envelope provided.

To allow the trustee sufficient time to vote shares held in the 401(k) Plan, you must submit your voting instructions by 11:59 p.m. Eastern Daylight Time on May 8, 2012. If you do not instruct the trustee how to vote your shares held in the 401(k) Plan, those shares will be voted in the same proportion as the shares held in the 401(k) Plan for which voting instructions are received.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the annual meeting. You can do this by:

•	giving written notice to the Secretary of Quicksilver at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102;

•	voting again over the internet or by telephone;

•	signing another proxy card with a later date and returning it prior to the annual meeting; or

•	attending the annual meeting in person and casting a ballot.

What constitutes a quorum for the annual meeting?

A majority of Quicksilver common stock entitled to vote must be present, either in person or by proxy, in order to constitute a quorum necessary to conduct the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting. Broker non-votes are shares held by a broker or nominee that are represented at the meeting, but with respect to which the beneficial owner of the shares has not instructed the broker or nominee on how to vote the shares on a particular matter and with respect to which the broker or nominee does not have discretionary authority to vote on the matter.

How many votes are required to elect the director nominees?

Directors are elected by a plurality of the votes present in person or by proxy entitled to vote, which means that the two nominees who receive the highest number of votes will be elected as directors. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors.

How many votes are required to approve the other matters to be voted on?

The affirmative vote of a majority of the shares voted, either in person or by proxy, at the annual meeting is needed to approve the advisory vote on executive compensation. Abstentions and broker non-votes will not have any effect on the outcome of this vote.

Where else are proxy materials available?

The proxy statement and Quicksilver’s annual report to security holders are also available for your review at www.proxydocs.com/kwk.

Where can I find directions to the annual meeting location?

Directions to the Fort Worth Club are available at www.fortworthclub.com.

CORPORATE GOVERNANCE MATTERS

The Board of Directors

At the date of this proxy statement, the Board consists of seven members, four of whom are non-employee directors. Quicksilver’s Certificate of Incorporation provides that the Board will have not less than three nor more than nine members as fixed from time-to-time by vote of a majority of the entire Board. A majority of the entire Board previously fixed the number of directors at seven.

The Board is currently divided into three classes with three-year terms. The terms are staggered so that the term of one class expires at each annual meeting of Quicksilver’s stockholders. Two director nominees, Messrs. Glenn Darden and W. Yandell Rogers, III, have been nominated for election at the annual meeting. Messrs. Darden and Rogers are standing for re-election to the Board by the stockholders of Quicksilver.

The age, principal occupation and certain other information for each director nominee and other directors serving unexpired terms are set forth below. Also presented below is information regarding each director’s experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee and the Board to the conclusion that he or she should serve as a director of Quicksilver.

Nominees for election at this meeting to a term expiring in 2015:

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Glenn Darden, age 56, has served on the Board since December 1997 and became our Chief Executive Officer in December 1999. He served as Quicksilver’s Vice President until he was elected President and Chief Operating Officer in March 1999. Prior to that time, he served with Mercury Exploration Company for 18 years, the last five as Executive Vice President. Mr. Darden previously worked as a geologist for Mitchell Energy Company LP (subsequently merged with Devon Energy). He served as a director of Crestwood Gas Services GP LLC, the general partner of Crestwood Gas Services LP (formerly known as Quicksilver Gas Services LP), from March 2007 to October 2010. We believe Mr. Darden’s qualifications to serve on the Board include his depth of knowledge of Quicksilver’s business, including its strategies, operations and markets, his 32 years of experience in the oil and gas industry and his previous position with Quicksilver Gas Services GP LLC.

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W. Yandell Rogers, III, age 49, has served on the Board since March 1999. Since 2008, Mr. Rogers has served as Chief Executive Officer of Lewiston Atlas Ltd., a privately-owned holding company with investments in service, manufacturing and oil and gas interests since 2008. He served as Chief Executive Officer of Priest River Ltd., a privately-owned holding company, from 2002 to 2008. He served as Chief Executive Officer of Ridgway’s, Inc., a provider of reprographics to the engineering and construction industries, from 1997 to 2002. Mr. Rogers also served as a director of BreitBurn GP, LLC from April 2010 to December 2011. We believe Mr. Roger’s qualifications to serve on the Board include his executive leadership and management experience, his depth of knowledge of Quicksilver’s business and 12 years of experience as a director of Quicksilver.

Directors whose terms expire in 2013:

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Anne Darden Self, age 54, has served on the Board since August 1999 and became Quicksilver’s Vice President – Human Resources in July 2000. Ms. Self has also served as President of Mercury Exploration Company since 2000. She served as Vice President – Human Resources of Mercury Exploration from 1992 to 2000. We believe Ms. Self’s qualifications to serve on the Board include her executive leadership and management experience, her depth of knowledge of Quicksilver’s business and 12 years of experience as a director of Quicksilver.

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Steven M. Morris, age 60, has served on the Board since March 1999. Mr. Morris is a Certified Public Accountant and has served as President of Morris & Company, a private investment firm, since 1992. We believe Mr. Morris’ qualifications to serve on the Board include his experience in public accounting and his 25 years of experience in the oil and gas industry, including 12 years as director of Quicksilver.

Directors whose terms expire in 2014:

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Thomas F. Darden, age 58, has served on the Board since December 1997 and became Chairman of the Board in March 1999. Prior to joining Quicksilver, Mr. Darden was employed by Mercury Exploration Company for 22 years in various executive level positions. He served as a director of Crestwood Gas Services GP LLC, the general partner of Crestwood Gas Services LP (formerly known as Quicksilver Gas Services LP), from July 2007 to September 2011. We believe Mr. Darden’s qualifications to serve on the Board include his strategic, operating and marketing expertise from 36 years of experience in the oil and gas industry, his depth of knowledge of Quicksilver’s business and his previous positions with Crestwood Gas Services GP LLC.

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W. Byron Dunn, age 58, has served on the Board since October 2007. Mr. Dunn has been a Principal of Tubular Synergy Group L.P., a wholesale marketer of steel tubular products, since February 2008. Prior to that, Mr. Dunn served with Lone Star Steel Company, a subsidiary of Lone Star Technologies, Inc., for 32 years, including as President and Chief Executive Officer from August 1997 until retiring in June 2007. He has served as a director of Enerflex Ltd., a Canadian oil and gas services company, since June 2011. We believe Mr. Dunn’s qualifications to serve on the Board include his extensive executive leadership and management experience in the oil and gas service industry, including as Chief Executive Officer of a subsidiary of a publicly-traded company.

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Mark J. Warner, age 48, has served on the Board since March 1999. Mr. Warner serves as Managing Director of Natural Resource Investments for The University of Texas Investment Management Company and has served in other capacities since November 2007. Mr. Warner served as the Director of Corporate Development of PointOne, a telecommunications company, from April 2004 to November 2007. Mr. Warner served as Senior Vice President of Growth Capital Partners, L.P., an investment banking firm, from 2000 to 2004 and as Director of Domestic Finance of Enron Corporation, an energy company, from 1995 to 2000. Mr. Warner previously served as a director for Hornbeck Offshore Services, a marine transport provider, from 1998 to 2001. We believe Mr. Warner’s qualifications to serve on the Board include his 27 years of experience in the oil and gas industry, his investing and transactional experience, particularly in the energy industry, and his 12 years of experience as a director of Quicksilver.

Family Relationship Among Directors

Thomas F. Darden, Glenn Darden and Anne Darden Self are siblings.

Independent Directors

An important component of a strong company is an independent Board that is accountable to Quicksilver and its stockholders. Quicksilver’s Board has been composed of a majority of independent directors since going public in 1999. The categorical independence standards for directors adopted by the Board appear in the Corporate Governance section of Quicksilver’s website (www.qrinc.com/corporate_governance).

The Board determined that each of Messrs. Dunn, Morris, Rogers and Warner satisfies Quicksilver’s categorical independence standards and further determined that each of them is independent of Quicksilver and its management within the meaning of the NYSE’s listing standards.

Presiding Non-Management Director and Executive Sessions

Quicksilver’s non-management directors meet in executive session without management either before or after all regularly scheduled Board meetings. In May 2011, the Board elected W. Yandell Rogers, III as Presiding Non-Management Director, in accordance with the NYSE rules. In his capacity as Presiding Non-Management Director, Mr. Rogers’s primary responsibility is to preside over executive sessions of Quicksilver’s non-management directors.

Corporate Governance Principles, Processes and Code of Business Conduct and Ethics

You may find the full texts of Quicksilver’s Corporate Governance Guidelines and the Code of Business Conduct and Ethics, as well as the charters for the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, in the Corporate Governance section of Quicksilver’s website (www.qrinc.com/corporate_governance). Quicksilver intends to post any amendments to or waivers of its Code of Business Conduct and Ethics with respect to its directors or executive officers in the Corporate Governance section of its website.

Committees of the Board

The Board has standing Audit, Nominating and Corporate Governance, and Compensation Committees, each of which is composed solely of independent directors. Messrs. Dunn, Morris, Rogers and Warner serve on each of these Committees.

Audit Committee. The Audit Committee was established in accordance with applicable requirements of the Securities Exchange Act of 1934 and its purposes are to:

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oversee management’s conduct of Quicksilver’s financial reporting process and systems of internal accounting and financial controls to assist in the Board’s oversight of: (i) the integrity of Quicksilver’s financial statements; (ii) Quicksilver’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualification and independence; and (iv) the performance of Quicksilver’s internal audit function and independent registered public accounting firm;

•	select, determine the compensation of, and monitor the independence and performance of Quicksilver’s independent registered public accounting firm;

•	select, determine the compensation of, and monitor the performance of Quicksilver’s Director of Internal Audit;

•	provide an avenue of communication among the independent registered public accounting firm, management and the Board; and

•	prepare the report that the SEC rules require be included in Quicksilver’s annual proxy statement.

The Audit Committee met nine times during 2011. The Board has determined that (i) each of Messrs. Dunn, Morris, Rogers and Warner meets the additional audit committee independence criteria specified in SEC rules and the NYSE’s listing standards; (ii) each of Messrs. Dunn, Morris, Rogers and Warner has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements; (iii) each of Messrs. Dunn, Morris, Rogers and Warner has accounting or related financial management expertise; and (iv) Mr. Morris, the Chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee. The purposes of the Nominating and Corporate Governance Committee, also referred to as the NCG Committee, are to:

•	identify individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommend director nominees for each annual meeting of Quicksilver’s stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to Quicksilver; and

•	oversee the evaluation of the Board and management.

The NCG Committee met five times during 2011. The NCG Committee recommended to the Board that Messrs. Glenn Darden and W. Yandell Rogers, III be nominated to serve as directors for a term ending on the date of the 2015 annual meeting.

The NCG Committee also has oversight over Quicksilver’s compliance program. The NCG Committee has implemented a board education program designed to familiarize members of the Board with their responsibilities.

Criteria and Procedures for Selection of Director Nominees. In considering candidates for nomination, the NCG Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. As to each such incumbent director, the NCG Committee considers the director’s qualifications for Board membership using the criteria set forth below, the performance of the director during his or her current term, whether any special, countervailing considerations exist against re-nominating the director and such other factors as it deems appropriate. If the NCG Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why the incumbent should not be re-nominated, the NCG Committee will, absent special circumstances, propose the incumbent director for re-election. In the event of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board or not to re-nominate an incumbent director, the NCG Committee will identify and evaluate potential candidates for recommendation to the Board for nomination. The NCG Committee will solicit recommendations for candidates for nomination from the NCG Committee members, the Board, management and other persons that the NCG Committee believes are likely to be familiar with qualified candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Committee shall determine such firm’s scope of engagement and compensation. As to each candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in Quicksilver’s proxy statement or other filings with the SEC and any relationship between the candidate and the person or persons recommending the candidate.

In considering nominees for election as directors, the NCG Committee takes into consideration the following criteria:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which Quicksilver does business and in its industry or other industries relevant to its business;

•	ability and willingness to commit adequate time to Board and committee matters, including service on boards of other publicly-traded companies;

•	skills and personality and how they fit with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Quicksilver; and

•	diversity of viewpoints, background, experience and other demographics versus those of other directors and potential directors.

The NCG Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management directors and independent directors, the need for Audit Committee expertise and its evaluations of other candidates.

Stockholder Recommendations for Nomination of Directors. The NCG Committee will consider nominees for directors recommended by stockholders of Quicksilver and will evaluate such nominees using the same criteria used to evaluate director candidates otherwise identified by the NCG Committee. Stockholders wishing to make such recommendations should write to the Nominating and Corporate Governance Committee c/o Elizabeth K. Giddens, Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

Stockholder Nomination of Directors. Any stockholder entitled to vote in the election of directors at an annual meeting of stockholders may nominate persons for election as directors of Quicksilver at such meeting. Any stockholder who intends to make a nomination at the annual meeting of stockholders must deliver notice addressed to Elizabeth K. Giddens, Secretary, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. The notice should be delivered for receipt not more than 90 days and not less than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that, in the event that the date of the meeting of stockholders is more than 30 days before or after such anniversary date, stockholder recommendations for nominees should be delivered for receipt not later than the close of business on the 15th day following the earlier of the day the notice was mailed or public disclosure of the meeting was made. Persons making submissions must include:

•	as to each nominee whom the stockholder proposes to nominate for election as a director:

–	the name, age, business address and residence address of the nominee

–	the principal occupation or employment of the nominee

–	the class and number of shares of capital stock of Quicksilver which are beneficially owned by the nominee

–	any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee

•	as to the stockholder giving the notice:

–	the name and record address of the stockholder and of each beneficial owner on behalf of which the stockholder is acting

–	the class and number of shares of capital stock of Quicksilver which are beneficially owned by the stockholder and by any such beneficial owner

–	a representation that the stockholder is a holder of record of capital stock of Quicksilver entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the nominee for election as a director

–	a description of all arrangements or understandings between or among any of such stockholder, the beneficial owner on whose behalf the notice is given, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such stockholder

–	whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of the nomination

This notice must also include a signed consent of each nominee to serve as a director, if elected.

Compensation of Non-Management Directors. The NCG Committee is also responsible for conducting an annual review of the compensation of the non-management directors and, when it deems appropriate, recommending changes in their compensation to the Board. Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm directly engaged by the Compensation Committee, assisted the NCG Committee in reviewing the 2011 compensation of the non-management directors by providing the NCG Committee with competitive market data of non-management director compensation of comparably sized publicly-traded oil and gas companies and an analysis of the types and amounts of non-management director compensation shown in this analysis. Based on the information provided by Meridian, the NCG Committee makes its recommendations to the Board, generally targeting between the 50th and 75th percentiles of comparable non-management director compensation. Based on the recommendations of the NCG Committee, the Board approves the amount of compensation that the non-management directors receive for service on the Board and its committees.

Compensation Committee. The purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of Quicksilver’s executives. The Committee has the authority to engage compensation consultants to assist in the evaluation of compensation matters, and sole authority to retain and terminate any such consultants, including sole authority to approve the consultant’s fees and other retention terms.

The Compensation Committee is responsible for:

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reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving non-CEO executive officer compensation;

•	making recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to Board approval;

•	granting awards under the 2006 Equity Plan, other than awards to non-employee directors under such plan;

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establishing, in the Committee’s discretion, any equity-based award pool (other than an option pool) to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board;

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establishing, in the Committee’s discretion, salary increase, bonus, other non-equity-based award and option pools to be allocated among Quicksilver’s non-executive officer employees by another committee of the Board or one or more members of management;

•	reviewing the potential effect on Quicksilver of any risks arising from Quicksilver’s employee compensation policies and practices;

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reviewing and discussing with management the Compensation Discussion and Analysis disclosure required to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC and, based on this review and discussion, determining whether to recommend to the Board that the Compensation Discussion and Analysis disclosure be included in Quicksilver’s annual proxy statement or annual report on Form 10-K; and

•	publishing an annual Compensation Committee Report required by the SEC to be included in Quicksilver’s annual proxy statement or annual report on Form 10-K filed with the SEC.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is set forth under “Executive Compensation — Compensation Discussion and Analysis.”

The 2006 Equity Plan permits the Compensation Committee to delegate its authority to grant awards, except for certain awards to executive officers and directors, to one or more executive officers of Quicksilver. Pursuant to this authority, the Compensation Committee has delegated to the Equity Awards Committee, which consists of Glenn Darden, the authority to make certain awards to individuals other than executive officers and directors of Quicksilver. Glenn Darden is a director and the Chief Executive Officer of Quicksilver.

The Compensation Committee met nine times during 2011.

Role of the Compensation Consultant. The Compensation Committee has engaged Meridian, an independent compensation consultant, to provide research data and advice to the Compensation Committee in connection with its determination of the types and amounts of compensation to be provided to Quicksilver’s executives. Meridian provides its services at the request, and under the direction, of the Compensation Committee. As discussed in further detail under “Executive Compensation — Compensation Discussion and

Analysis,” Meridian provides the Compensation Committee with competitive market data from a peer group and a survey, as well as assists the Compensation Committee in evaluating and structuring its executive compensation programs. In addition to the services provided to the Compensation Committee, as discussed above, Meridian provides services to the NCG Committee in connection with its determination of the types and amounts of compensation to be provided to Quicksilver’s non-employee directors. Meridian reports directly to the Compensation Committee and provides no other human resource services or advice to Quicksilver other than the services provided to the Compensation Committee and the NCG Committee.

Compensation Committee Interlocks and Insider Participation

Messrs. Dunn, Morris, Rogers and Warner serve on Quicksilver’s Compensation Committee. Byron Dunn, the son of Quicksilver’s director W. Byron Dunn, was employed by Quicksilver as a landman until March 2012. For more information regarding the compensation received by Byron Dunn for his services, see “Certain Relationships and Related Transactions.”

Messrs. Glenn Darden and Thomas Darden are executive officers and directors of Quicksilver. During 2011, each of Glenn and Thomas Darden served as an executive officer and a director of Quicksilver Resources GP LLC. Quicksilver Resources GP LLC did not have a compensation committee. The board of directors of Quicksilver Resources GP LLC did not hold any deliberations regarding compensation in 2011. For information regarding certain related-party transactions among Quicksilver and the Darden family, see “Certain Relationships and Related Transactions.”

Board Leadership

Quicksilver separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the distinct contributions of these positions. The Chief Executive Officer is responsible for the day-to-day leadership, management direction and performance of the company, while the Chairman of the Board is responsible for determining growth opportunities, and together with the Chief Executive Officer, is responsible for the strategic direction of Quicksilver and presides over meetings of the full Board.

Board’s Role in Risk Oversight

The Board utilizes an Enterprise Risk Management (ERM) process to assist in fulfilling its oversight of Quicksilver’s risks. Management, which is responsible for day-to-day risk management, conducts a risk assessment of Quicksilver’s business semiannually. The risk assessment process is global in nature and has been developed to identify and assess Quicksilver’s risks and to identify steps to mitigate and manage the risks, which may be financial, operational or strategic in nature. All Quicksilver’s key business leaders, functional heads and other managers are surveyed or interviewed to develop this information.

While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. The results of each risk assessment are reviewed with the Audit Committee and the full Board. The centerpiece of the assessment is a discussion of Quicksilver’s key risks, which includes a review of the potential magnitude and likelihood of each risk, the senior managers responsible for managing each risk and management’s initiatives to manage each risk. Because overseeing risk is an ongoing process and inherent in Quicksilver’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

Director Compensation for 2011

Directors who are also employees of Quicksilver are not separately compensated for their services as directors. For 2011, each non-employee director is entitled to an annual fee of $205,000, with $49,500 of the fee payable in restricted stock, $49,500 payable in stock options and $106,000 of the fee payable in cash (subject to elections by the directors to receive restricted stock or stock options in lieu of some or all of the cash portion of the fee). The Quicksilver restricted stock and stock options were granted in accordance with the terms of the 2006 Equity Plan on January 3, 2011.

The following table sets forth certain information regarding the compensation earned in 2011 by Quicksilver’s non-employee directors.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
W. Byron Dunn	— (5)	155,500	49,500	205,000
Steven M. Morris	— (5)	155,500	49,500	205,000
W. Yandell Rogers, III	106,000	49,500	49,500	205,000
Mark J. Warner	106,000	49,500	49,500	205,000

(1)	Messrs. Glenn Darden and Thomas Darden and Ms. Self serve as directors and executive officers of Quicksilver and are not separately compensated for their services as directors. For information regarding the compensation that Messrs. Glenn Darden and Thomas Darden received for their services as Quicksilver’s President and Chief Executive Officer, and Quicksilver’s Chairman of the Board, respectively, see “Executive Compensation.” For information regarding the compensation that Ms. Self received for her services as Quicksilver’s Vice President – Human Resources, see “Certain Relationships and Related Transactions.”

(2)	This column reports the amount of compensation earned in 2011 and paid in cash for Board and committee service.

(3)	The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 3,327 shares of restricted stock granted to each of the non-employee directors on January 3, 2011 was $49,500. Additional information regarding the calculation of this amount is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2011 Annual Report on Form 10-K. The grant date fair value calculated in accordance with FASB ASC Topic 718 of the 7,124 shares of restricted stock granted to each of Messrs. Dunn and Morris on January 3, 2011 in lieu of annual cash fees was $106,000. As of December 31, 2011, the non-employee directors held the following numbers of shares of restricted stock: Mr. Dunn – 15,186; Mr. Morris – 15,186; Mr. Rogers – 8,062; and Mr. Warner – 8,062.

(4)	This column reports the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Additional information regarding the calculation of these amounts is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2011 Annual Report on Form 10-K. The grant date fair value calculated in accordance with FASB ASC Topic 718 of the option to purchase 5,405 shares of common stock granted to each of the non-employee directors on January 3, 2011 was $49,500. As of December 31, 2011, the non-employee directors held options to purchase the following numbers of shares of common stock: Mr. Dunn – 67,858; Mr. Morris – 75,106; Mr. Rogers – 48,325; and Mr. Warner – 86,218.

(5)	Messrs. Dunn and Morris elected to receive all of the annual $106,000 cash fee in the form of 7,124 shares of restricted stock in accordance with the terms of the 2006 Equity Plan.

Communication with the Board

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors (or one or more named individuals) c/o John C. Cirone, Executive Vice President – General Counsel, Quicksilver Resources Inc., 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. Additionally, a stockholder or other interested party can contact the non-employee directors at (800) 826-6762.

Board, Committee and Annual Meetings

The Board held 18 meetings during 2011. Each director attended at least 75% of the total number of meetings of the Board and committees held during the periods that he or she served. All persons serving on the Board at the time of such meetings attended the 2011 annual meeting of Quicksilver’s stockholders and each regularly scheduled quarterly meeting of the Board in 2011.

Under Quicksilver’s Corporate Governance Guidelines, each director is expected to dedicate adequate time, energy and attention to ensure the diligent performance of his or her duties, which includes attending meetings of the Board and committees of which he or she is a member. In addition, Board members are expected to expend reasonable efforts to attend annual meetings of Quicksilver’s stockholders.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL HOLDERS

Quicksilver Resources Inc.

The following table sets forth certain information regarding the beneficial ownership of Quicksilver common stock as of February 14, 2012, by:

•	each director of Quicksilver;

•	each named executive officer of Quicksilver;

•	all directors and executive officers of Quicksilver as a group; and

•	each person known to Quicksilver to beneficially own more than 5% of Quicksilver common stock.

Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares. The percentage of beneficial ownership is calculated on the basis of 173,360,392 shares of Quicksilver common stock outstanding as of February 14, 2012.

Beneficial Owner	Number of Shares	Percent of Outstanding Shares
Directors and Executive Officers
Glenn Darden (1)(2)(3)(4)(5)	45,939,603	26.4%
Thomas F. Darden (1)(2)(3)(4)(5)	46,055,393	26.5%
Anne Darden Self (1)(2)(3)(4)(5)	44,021,021	25.4%
W. Byron Dunn (3)(5)(6)	141,264	*
Steven M. Morris (3)(5)	411,232	*
W. Yandell Rogers, III (3)(5)	179,197	*
Mark J. Warner (3)(5)	141,785	*
John C. Cirone (3)(5)(7)(8)	614,499	*
Jeff Cook (3)(5)	1,014,537	*
Philip W. Cook (2)(3)(4)(5)(6)	480,924	*
Directors and executive officers as a group (14 persons) (1)(2)(3)(4)(5)(6)(7)(8)	56,087,566	31.9%

Holders of More Than 5% Not Named Above
Pennsylvania Management, LLC (9)	41,677,288	24.0%
Quicksilver Energy L.P. (9)	41,677,288	24.0%
SPO Advisory Corp. (10)	24,985,154	14.4%
Southeastern Asset Management, Inc. (11)	17,560,000	10.1%
BlackRock, Inc. (12)	17,203,450	9.9%

* Indicates less than 1%

(1)	Includes as to each of Messrs. Glenn Darden and Thomas Darden and Ms. Self: 41,677,288 shares beneficially owned by Quicksilver Energy L.P., for which he or she has shared voting and investment power as a member of Pennsylvania Management, LLC, the sole general partner of Quicksilver Energy L.P. Each of Messrs. Glenn Darden and Thomas Darden and Ms. Self disclaims beneficial ownership of all shares owned by Quicksilver Energy L.P., except to the extent of his or her pecuniary interest therein. The business address of each of Messrs. Glenn Darden and Thomas Darden and Ms. Self is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

(2)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following approximate numbers of shares represented by units in a Unitized Stock Fund held through Quicksilver’s 401(k) Plan: Mr. Glenn Darden – 38,009; Mr. Thomas Darden – 106,369; Ms. Self – 58,091; Mr. Philip W. Cook – 15,957; and all directors and executive officers as a group – 231,775.

(3)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares subject to options that are or could become exercisable on or before April 14, 2012: Mr. Glenn Darden – 548,728; Mr. Thomas Darden – 548,728; Ms. Self – 70,594; Mr. Dunn – 62,585; Mr. Morris – 69,833; Mr. Rogers – 43,052; Mr. Warner – 85,238; Mr. Cirone – 338,503; Mr. Jeff Cook – 259,322; Mr. Philip Cook – 168,836; and all directors and executive officers as a group – 2,319,724.

(4)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares pledged as collateral security for loans or loan commitments or in accordance with customary terms and conditions of standard margin account arrangements: Mr. Glenn Darden – 9,113,749 (including 9,113,749 shares beneficially owned by Quicksilver Energy L.P.); Mr. Thomas Darden – 12,273,442 (including 9,113,749 shares beneficially owned by Quicksilver Energy L.P.); Ms. Self – 9,113,749 (including 9,113,749 shares beneficially owned by Quicksilver Energy L.P.); Mr. Philip Cook – 134,673; and all directors and executive officers as a group – 12,426,196 (including 9,113,749 shares beneficially owned by Quicksilver Energy L.P.).

(5)	Includes with respect to each of the following individuals and all directors and executive officers as a group, the following numbers of shares of restricted stock for which the indicated beneficial owners have no investment power: Mr. Glenn Darden – 407,697; Mr. Thomas Darden – 407,697; Ms. Self – 40,977; Mr. Dunn – 25,599; Mr. Morris – 25,599; Mr. Rogers – 10,369; Mr. Warner – 10,369; Mr. Cirone – 6,488; Mr. Jeff Cook – 194,914; Mr. Philip Cook – 159,458; and all directors and officers as a group – 1,469,050.

(6)	Includes as to each of Messrs. Dunn and Philip Cook, 35,700 and 134,673 shares, respectively, held by him jointly with his spouse.

(7)	Includes 129,338 shares subject to restricted stock units that could vest on or before April 14, 2012 and for which Mr. Cirone has no voting or investment power.

(8)	Includes shares subject to options that would become exercisable, and restricted stock units that would vest, upon Mr. Cirone’s retirement. Mr. Cirone satisfied the retirement eligibility criteria under the 2006 Equity Plan on January 22, 2012 (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(9)	As sole general partner of Quicksilver Energy L.P., Pennsylvania Management, LLC has sole voting and investment power with respect to 41,677,288 shares of Quicksilver common stock beneficially owned by Quicksilver Energy L.P. The address of Pennsylvania Management, LLC and Quicksilver Energy L.P. is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

(10)	Based on a Schedule 13D filed by SPO Advisory Corp. with the SEC on March 17, 2011, SPO Advisory Corp. had sole voting and investment power over 24,985,154 shares of Quicksilver common stock, SPO Partners II, L.P. had sole voting and investment power over 23,311,254 shares, SPO Advisory Partners, L.P. had sole voting and investment power over 23,311,254 shares, San Francisco Partners, L.P. had sole voting and investment power over 1,673,900 shares, SF Advisory Partners, L.P. had sole voting and investment power over 1,673,900 shares, John H. Scully had sole voting and investment power over 19,900 shares and shared voting and investment power over 24,985,154 shares, William E. Oberndorf had sole voting and investment power over 155,400 shares and shared voting and investment power over 24,985,154 shares, and Edward H. McDermott had sole voting and investment power over 2,300 shares and shared voting and investment power over 24,985,154 shares. The address of SPO Advisory Corp., SPO Partners II, L.P., SPO Advisory Partners, L.P., San Francisco Partners, L.P., SF Advisory Partners, L.P., John H. Scully, William E. Oberndorf, and Edward H. McDermott is 591 Redwood Highway, Suite 3215, Mill Valley, California 94941.

(11)	Based on a Schedule 13G filed by Southeastern Asset Management, Inc. with the SEC on February 7, 2012, Southeastern Asset Management, Inc. had shared voting and investment power over 17,343,000 shares of Quicksilver common stock and sole investment power over 217,000 shares and Longleaf Partners Small-Cap Fund had shared voting and investment power over 17,343,000 shares. The address of Southeastern Asset Management, Inc. and Longleaf Partners Small-Cap Fund is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

(12)	Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 9, 2012, BlackRock, Inc. had sole voting and investment power over 17,203,450 shares of Quicksilver common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Quicksilver’s executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish Quicksilver with copies of all Section 16(a) forms they file.

To Quicksilver’s knowledge, based solely on a review of the copies of such forms furnished to Quicksilver with respect to 2011 and written representations from Quicksilver’s directors, executive officers and greater than 10% stockholders, Quicksilver believes that during 2011 all of its executive officers and directors and all owners of more than 10% of Quicksilver common stock were in compliance with all applicable Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2011, with respect to shares of common stock that may be issued under Quicksilver’s existing equity compensation plans.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders (1)	3,932,136	(2)	$12.01	(3)	12,627,890	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	3,932,136		$12.01		12,627,890

(1)	Consists of the 2006 Equity Plan and the 2004 Non-Employee Director Equity Plan.

(2)	Consists of 3,760,696 options and 171,440 stock-settled restricted stock units. Each restricted stock unit entitles the holder to receive, upon vesting and without payment of any cash, one share of common stock with respect to each restricted stock unit.

(3)	Reflects the weighted-average exercise price for the 3,760,696 options outstanding under equity compensation plans approved by stockholders.

(4)	Upon stockholder approval of the 2006 Equity Plan, Quicksilver ceased to grant awards under the 2004 Non-Employee Director Equity Plan. Accordingly, this number reflects only shares of common stock remaining available for future issuance under the 2006 Equity Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of 2011 Compensation

Below is an overview of the more detailed disclosure in this Compensation Discussion and Analysis regarding Quicksilver’s 2011 compensation program for Quicksilver’s named executive officers.

•	There were no changes to the compensation philosophy, objectives or components from 2010 to 2011.

•

The main objectives of the compensation program are to improve company performance by creating a direct relationship between compensation and company performance and to attract, retain and motivate high-quality executive officers.

•

Quicksilver provides the following elements of compensation for the named executive officers: base salary, annual cash and equity bonuses, long-term incentive equity awards, retirement benefits and limited perquisites.

•

Quicksilver generally targets at or above the 50th percentile of the competitive market when considering cash compensation and between the 50th and 75th percentiles when considering long-term incentives.

•

The annual bonus program provides awards based on achievement of financial and operational goals. The 2011 performance goals consisted of cash flow from operations, earnings per share, finding and development cost, production and reserves. During 2011 Quicksilver’s operating and financial performance resulted in an annual bonus payout of 65.5% percent of target.

•

Quicksilver encourages the named executive officers to think and act like owners and enhance their commitment to Quicksilver’s success through the award of equity-based long-term incentive grants. In 2011, the grants to the named executive officers included stock options to purchase Quicksilver common stock and shares of restricted stock or restricted stock units.

•

The Compensation Committee makes all compensation decisions regarding the named executive officers but may seek input and guidance from the Chief Executive Officer, executive management and the Compensation Committee’s independent compensation consultant.

Objectives

Quicksilver’s philosophy with respect to compensation of its named executive officers is to improve company performance by creating a direct relationship between compensation and company performance and by providing competitive compensation in order to attract, retain and motivate high-quality executive officers. To accomplish the objectives of this philosophy, the Compensation Committee believes that compensation should:

•	take into account both personal performance and Quicksilver’s performance;

•	be structured to advance both the short- and long-term interests of Quicksilver and its stockholders; and

•	tie a significant portion of the named executive officers’ compensation to the value of Quicksilver stock to align them with owners and enhance their commitment to Quicksilver’s success.

Compensation Strategies

To achieve these objectives, the Compensation Committee employs the following general compensation strategies with respect to compensation of the named executive officers:

•

target base salary and cash bonus each at or above the 50th percentile of competitive market data for a peer group of 13 companies in the oil and natural gas exploration and production industry and competitive market data for a survey of companies in the industry, as described below;

•

target long-term incentive compensation, in the form of equity-based awards, between the 50th and 75th percentiles of the competitive market data (or higher if base salary or target cash bonus is set below the 50th percentile); and

•	target total compensation between the 50th and 75th percentiles of the competitive market data.

In considering the 2011 compensation packages for the named executive officers, the Compensation Committee discussed potential changes from 2010 compensation packages to the level and form of compensation in light of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s performance. In addition, the Compensation Committee reviewed factors such as each named executive officer’s contribution to Quicksilver’s overall performance, experience, skills, scope of responsibility and tenure. The Compensation Committee also examined the objectives behind each component of compensation for each of the named executive officers and considered the potential economic consequences of making changes from both an operational standpoint and a stockholder perspective.

As part of this process, the Compensation Committee worked with Meridian, the Chief Financial Officer at the time and the Vice President – Human Resources to evaluate whether risks arising from Quicksilver’s compensation policies and practices are reasonably likely to have a material adverse effect on Quicksilver. Following this review, the Compensation Committee concluded that Quicksilver’s current compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Quicksilver.

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and recommending Quicksilver’s executive compensation program, including reviewing and approving all compensation decisions for Quicksilver’s named executive officers. The Compensation Committee completes a performance assessment of the Chief Executive Officer each year, which is discussed with him. In executive session, the Compensation Committee develops its own recommendation for, and approves, the compensation of the Chief Executive Officer.

The Compensation Committee strives to maintain sound basic practices for the development and administration of Quicksilver’s compensation program. The Compensation Committee has set forth certain practices to effectively carry out its responsibilities, such as:

•	maintaining membership of only independent directors in accordance with NYSE requirements;

•	holding executive sessions without executive management present;

•	annually reviewing detailed compensation tally sheets for each of the named executive officers;

•	engaging an independent compensation consultant to advise the Compensation Committee;

•

meeting with the independent compensation consultant without executive management present at least once during the year to discuss Quicksilver’s compensation program and actions on a confidential basis;

•	assessing the independent compensation consultant’s performance and providing feedback as appropriate; and

•	evaluating the performance of the Compensation Committee each year.

Role of Executive Management

Each year executive management presents Quicksilver’s financial and operating budget to the Board for the next fiscal year for approval. The performance measures and targets for the annual bonus awards are recommended by executive management to the Compensation Committee based on the Board–approved budget. After year end, executive management reviews the actual performance with the Compensation Committee and recommends annual bonus awards for each named executive officer.

All compensation decisions include an assessment of individual performance, including each named executive officer’s contribution to Quicksilver’s overall performance for the applicable performance period, experience, skills, scope of responsibility and tenure. The Chief Executive Officer each year evaluates all named executive officers and makes compensation recommendations to the Compensation Committee for all named executive officers except himself. In making individual compensation decisions, the Compensation Committee reviews and discusses these recommendations.

Certain members of executive management have key roles in supporting the Compensation Committee as described above including the Chief Executive Officer, the Chief Financial Officer and the Vice President – Human Resources.

Role of the Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee in the performance of its duties. For 2011, the Compensation Committee engaged Meridian to serve as its independent compensation consultant on matters related to executive compensation. The consultant reports directly to the Compensation Committee and provides no other human resource services or advice to Quicksilver other than the services provided to the Compensation Committee and the NCG Committee. The Compensation Committee annually reviews and establishes the scope of the engagement of the consultant, which is reflected in an annual engagement letter between the consultant and the Compensation Committee.

The consultant provides advice to the Compensation Committee on matters related to the fulfillment of its responsibilities under its charter, including the overall design of Quicksilver’s executive compensation program, competitive compensation market data, review of the disclosures in Quicksilver’s proxy statement, annual review of the Compensation Committee’s charter, legislative and regulatory developments and all other matters related to the compensation of Quicksilver’s named executive officers.

The Compensation Committee meets with its consultant in executive session without members of management present. The consultant also communicates with the Compensation Committee Chairman outside of the meetings. The consultant reviews materials prepared by executive management, including recommendations and proposals being submitted to the Compensation Committee and provides advice and guidance to the Compensation Committee regarding these recommendations. The consultant also gathers and provides competitive market data and other background information for consideration by the Compensation Committee.

Executive management works with the consultant as necessary to support the work of the consultant on behalf of the Compensation Committee. The interactions of the consultant with executive management are limited to those that are on the Compensation Committee’s behalf or related to proposals that will be presented to the Compensation Committee for review and approval.

Summary of 2011 Compensation

The named executive officers are Quicksilver’s Chief Executive Officer, Chief Financial Officer who served during 2011 and the three most highly-compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who served as executive officers as of December 31, 2011. For 2011, the named executive officers were Messrs. Glenn Darden, Philip W. Cook, Thomas F. Darden, Jeff Cook and John C. Cirone.

General

Each element of Quicksilver’s compensation program is intended to advance Quicksilver’s objectives of attracting, retaining and motivating talented executives, and to enhance Quicksilver’s competitive position in the market for executive-level talent and to improve company performance. Quicksilver’s compensation program for the named executive officers in 2011 consisted of base salary, annual cash and equity bonuses, long-term incentive equity awards, retirement benefits and limited perquisites. In addition, Quicksilver provides change-in-control benefits for each of the named executive officers.

The charts below reflect the average percentage of total target compensation represented by each element of the compensation package for (1) the Chief Executive Officer and the Chairman of the Board and (2) the other named executive officers. For purposes of computing these percentages, target opportunity (rather than actual payments) of both the annual cash and equity award bonus components of 2011 compensation were used.

The Compensation Committee believes that this mix of compensation elements provides sufficient fixed cash compensation in the form of base salary to attract and retain qualified executives. The Compensation Committee also believes the mix places an adequate amount of potential cash compensation at risk to motivate the executives to achieve annual company goals, and provides the executives with sufficient equity incentives to motivate them to achieve long-term company goals. In addition, because the equity component vests over time, it encourages executives to continue their employment relationship with Quicksilver.

The Compensation Committee reviews tally sheets presenting the individual components and total compensation for each named executive officer to provide an overall current and historical perspective of each individual’s compensation and an annual growth and compensation analysis presenting changes in Quicksilver’s performance relative to changes in compensation of the named executive officers. While not directly considered when making compensation decisions, the Compensation Committee periodically reviews the equity holdings and wealth accumulation analyses of the named executive officers, which include unvested stock awards and unexercised stock options. In arriving at the compensation packages for the named executive officers for 2011, the Compensation Committee also received input from Meridian and executive management.

As part of its process, the Compensation Committee considered publicly available compensation information filed with the SEC by the companies in Quicksilver’s 2011 peer group, as compiled by Meridian, and other competitive market data from a North American oil and gas exploration and production industry survey provided by Meridian. Quicksilver’s peer group for 2011 consisted of the following 13 small to midsize publicly-traded companies engaged in oil and natural gas production and exploration: Berry Petroleum Company, Bill Barrett Corporation, Cabot Oil & Gas Corporation, Forest Oil Corporation, Newfield Exploration Company, Petrohawk Energy Corporation, QEP Resources, Inc., Range Resources Corporation, Southwestern Energy Company, SM Energy Company (formerly known as St. Mary Land & Exploration Company), Swift Energy Company, Ultra Petroleum Corp. and Whiting Petroleum Corporation. Factors considered in selecting the 2011 peer group included type of business, revenue, assets, market capitalization, enterprise value and total stockholder return. The North American oil and gas exploration and production industry survey used this same 2011 peer group of companies.

Base Salaries

Base salaries are intended to attract executive talent and compensate executives for their experiences, skills, scope of responsibility and tenure. In evaluating the 2011 base salaries of the named executive officers, the Compensation Committee considered Quicksilver’s performance and each executive’s skills and experience, the Compensation Committee’s evaluation of the performance of the Chief Executive Officer and, with respect to the other named executive officers, the Chief Executive Officer’s evaluation of the performance of each named executive officer.

In November 2010, after considerable discussion of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s and individual performance, and in consultation with Meridian and executive management, upon the recommendation of the Chief Executive Officer, the Compensation Committee increased (after keeping salary levels flat for 2010) the named executive officers’ salaries, effective as of January 1, 2011, as follows:

Name	Salary Increase ($)	Salary Increase (%)
Glenn Darden	15,000	3.4
Philip W. Cook	15,000	4.5
Thomas F. Darden	15,000	3.4
Jeff Cook	15,000	3.9
John C. Cirone	15,000	5.0

The Compensation Committee determined that the above adjustments would be made for 2011 in light of each named executive officer’s individual performance and the Compensation Committee’s desire to retain these individuals. Following the adjustment, the base salaries of the Chairman of the Board and the Chief Executive Officer remained below the 25th percentile of the competitive market data and those of the other named executives were between the 25th and 50th percentiles. The base salaries are set forth in the “Salary” column in the “Summary Compensation Table for 2011.”

Bonuses

Annual bonus targets are set to reflect a range of award levels that are intended to be competitive with awards offered by other peer companies to reward similarly situated executives. The Compensation Committee includes annual bonuses in the named executive officers’ pay mix to ensure their focus on the annual performance goals that have been developed to align with Quicksilver’s long-term strategy and objectives that it believes will ultimately increase stockholder value. Because bonus payouts for each year are linked to the achievement of overall corporate goals for that year (with the relevant goals and objectives established and communicated near the beginning of each year), these bonuses are designed to incentivize the named executive officers to achieve Quicksilver’s near-term objectives. In addition, to encourage the named executive officers to continually focus on meeting stockholder value over the long term, Quicksilver pays a portion of the annual bonus in shares of restricted stock or restricted stock units that vest over three years, one third on each of the first three anniversaries of the date of grant.

Quicksilver’s Chief Executive Officer formulated a proposed 2011 Executive Bonus Plan, which he presented to the Compensation Committee for consideration in November 2010. The Chief Executive Officer’s proposal recommended annual cash bonuses providing target opportunities sufficient to bring the named executive officers’ total cash compensation to (i) below the 25th percentile of total cash compensation for similar positions in the competitive market data for the Chairman and the Chief Executive Officer; (ii) between the 25th and 50th percentiles for the then Chief Financial Officer; and (iii) between the 50th and 75th percentiles for the Executive Vice President – Operations and for the Executive Vice President – General Counsel. The Compensation Committee also explored with executive management the likelihood of Quicksilver achieving the targeted performance measures. The Compensation Committee considered Meridian’s review regarding the proposed 2011 Executive Bonus Plan.

On February 22, 2011, the Compensation Committee adopted the 2011 Executive Bonus Plan which established target and maximum levels with respect to the cash bonuses to be paid under the Plan to the named executive officers expressed as a percentage (which remained unchanged from 2010) of each participant’s base salary for 2011, as follows:

	Cash Bonus
	Target		Maximum
Name	Percentage of Base Pay	Dollar Amount ($)	Percentage of Base Pay	Dollar Amount ($)
Glenn Darden	150%	682,500	300%	1,365,000
Philip W. Cook	85%	293,250	170%	586,500
Thomas F. Darden	150%	682,500	300%	1,365,000
Jeff Cook	100%	400,000	200%	800,000
John C. Cirone	85%	267,750	170%	535,500

The Compensation Committee also established target and maximum levels with respect to the restricted stock or restricted stock unit bonus to be paid to the named executive officers, expressed as a percentage (which remained unchanged from 2010) of each participant’s base salary for 2011, as follows:

	Restricted Stock or Restricted Stock Unit Bonus
	Target		Maximum
Name	Percentage of Base Pay	Dollar Value ($)	Percentage of Base Pay	Dollar Value ($)
Glenn Darden	100%	455,000	200%	910,000
Philip W. Cook	55%	189,750	110%	379,500
Thomas F. Darden	100%	455,000	200%	910,000
Jeff Cook	60%	240,000	120%	480,000
John C. Cirone	55%	173,250	110%	346,500

The 2011 Executive Bonus Plan provides that the number of shares of restricted stock or restricted stock units to be received as a bonus would be determined by dividing the applicable dollar amount of the bonus by the closing market price of Quicksilver’s common stock on the date of grant (i.e., the payment date). The Compensation Committee believes these grants of restricted stock or restricted stock units encourage the named executive officers to think and act like owners and to enhance their commitment to Quicksilver. The awards are intended to reward the long-term performance of Quicksilver and how that performance is viewed by its stockholders.

The Compensation Committee established the performance measures, the relative weight to be assigned to each performance measure and the percentage of target bonus to be awarded for achievement of various performance levels with respect to each performance measure under the 2011 Executive Bonus Plan. The Compensation Committee kept these relative weights unchanged for 2011 from those of 2010. Bonus payouts under the 2011 Executive Bonus Plan are structured to be based on actual performance relative to the established performance targets and weightings.

The 2011 Executive Bonus Plan provides for payment of the target payout if 100% of budget is achieved for all performance measures. A threshold payment of 50% of target is earned for a performance measure if achievement for such performance measure is more than 50% but less than 80% of budget. A payment of 60% of target is earned for a performance measure if achievement for such performance measure is 80% of budget. A maximum payment of 200% of target is earned for a performance measure if achievement for such performance measure is 120% of budget. Payments earned increase in 10% increments from 60% to 100% of target for a performance measure as achievement for such performance measure against budget increases in 5% increments from 80% to 100% of budget. Payments earned increase in 25% increments from 100% to 200% of target for a performance measure as achievement for such performance measure against budget increases in 5% increments from 100% to 120% of budget. The Compensation Committee has discretion to adjust downward a named executive officer’s potential award based on qualitative individual performance measures. In addition, if 50% or less of budget is achieved for a performance measure, the Compensation Committee has the discretion to pay a named executive officer an amount not to exceed 25% of the individual’s target amount with respect to that performance measure. The Compensation Committee believes that paying such bonuses in appropriate circumstances could advance Quicksilver’s objectives of attracting, retaining and motivating talented executives.

Each performance measure, its assigned weight, the level at which its achievement would result in payment of the target and maximum amounts, and the level at which it was actually achieved are set forth in the table below:

Performance Measure	Assigned Weight	Budget	Percentage of Budget for Target Payout	Percentage of Budget for Maximum Payout	Percentage of Budget Achieved	Percentage of Target Awarded
Cash flow from operations	15%	$330.9 Million	100%	120%	86%	70%
Earnings per share	15%	$0.35	100%	120%	61%	50%
Finding and development costs	20%	$1.30 per Mcfe	100%	120%	(985%)	25%
Production	25%	158.0 Bcfe	100%	120%	95%	90%
Reserves	25%	3,050 Bcfe	100%	120%	91%	80%

The 2011 Executive Bonus Plan provides that the performance levels are to be calculated to exclude the effects of any extraordinary or nonrecurring events, changes in accounting principles and acquisitions or divestitures, and may be otherwise adjusted as permitted in the 2006 Equity Plan, which indicates that the performance targets may be modified in circumstances in which the Compensation Committee deems such modification appropriate and equitable.

Historically, the Compensation Committee has determined the named executive officers’ annual bonus awards on or prior to March of the year following the applicable performance year. In March 2012, Quicksilver determined that, due to the ongoing efforts to complete its 2011 integrated control and financial statement audit of its operations for 2011, such audit would not be completed prior to the time that bonus decisions have historically been made. Although the 2011 Executive Bonus Plan contemplates that the audit for 2011 would be completed prior to the awarding of bonuses for 2011 under the plan, the Compensation Committee determined that it was advisable and in the best interests of Quicksilver and its stockholders to award cash bonuses for 2011 in March 2012 in line with historic practice. The Compensation Committee also deferred approval of the award of equity bonuses under the 2011 Executive Bonus Plan. Accordingly, on March 14, 2012, the Compensation Committee approved the grant of cash bonuses for 2011 to the named executive officers, applying the performance measures contained in the 2011 Executive Bonus Plan. On April 13, 2012, the Compensation Committee also approved the equity bonuses applying these same performance measures, which equity bonuses were granted on April 16, 2012. The Compensation Committee acknowledged in both instances the attainment of the above performance measures, based on Quicksilver’s then current unaudited financial statements for 2011. On April 16, 2012, Quicksilver filed its audited financial statements (which were substantially identical to the previously reported unaudited financial statements) with the SEC.

Based on Quicksilver’s attainment of performance levels with respect to the performance measures, as adjusted, each of the named executive officers received 65.5% of his target bonus payout. Accordingly, the named executive officers received the following annual bonuses:

		Restricted Stock Bonus
Name	Cash Bonus ($)	Dollar Amount ($)	Number of Shares or Restricted Stock Units (1)
Glenn Darden	447,038	298,025	73,769
Philip W. Cook (2)	192,079	—	—
Thomas F. Darden	447,038	298,025	73,769
Jeff Cook	262,000	157,200	38,911
John C. Cirone	175,376	113,479	28,089

(1)	All the named executive officers received their restricted stock bonuses in the form of restricted shares, except for Mr. Cirone who received his in the form of restricted stock units because he is retirement eligible under the 2006 Equity Plan.

(2)	Mr. Philip W. Cook terminated his employment with Quicksilver effective April 16, 2012. As a result, he was not awarded a restricted stock bonus for 2011.

The cash bonuses are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for 2011.” The shares of restricted stock and restricted stock units were granted applying the performance measures contained in the 2006 Equity Plan on April 16, 2012, and, therefore, in accordance with SEC rules, do not appear in the “Summary Compensation Table for 2011.” However, the restricted stock awards for a given year (e.g. 2010), granted in the following year (e.g. 2011), are included in the “Stock Awards” column of the Summary Compensation Table for the year in which they were actually awarded.

In addition, on December 19, 2011, the Chief Executive Officer recommended, and the Compensation Committee approved, special one-time cash bonuses be paid to Mr. Philip W. Cook in the amount of $75,000 and Mr. Cirone in the amount of $60,000 for contributions they each made to multiple Quicksilver projects during 2011. These amounts are also included in the “Summary Compensation Table for 2011” under the “Bonus” column.

Long-Term Equity Awards

The Compensation Committee includes long-term equity awards in the named executive officers’ pay mix to encourage them to think and act like owners and to enhance their long-term commitment to Quicksilver. The awards are intended to reward the named executive officers for long-term performance of Quicksilver and how that performance is viewed by its stockholders. In November 2010, the Compensation Committee considered appropriate long-term incentive awards for 2011. The Compensation Committee considered that these long-term incentive awards should be in amounts to position total compensation for: (i) the Chairman and the Chief Executive Officer between the 50th and 75th percentiles of similarly positioned executives included in the competitive market data; (ii) the then Chief Financial Officer and the Executive Vice President – Operations the 50th percentile; and (iii) the Executive Vice President – General Counsel above the 75th percentile. The Compensation Committee determined that the amount of long-term incentives awarded would be the same in dollar amount as those awarded in 2010 for each named executive officer, even though this would result in the Executive Vice President – General Counsel’s total compensation exceeding the 75th percentile. The Executive Vice President – General Counsel’s target total compensation was set to exceed Quicksilver’s general target percentile for total compensation due to his breadth of responsibilities beyond those of his benchmarked position of general counsel.

Since stock options deliver value only to the extent the price of Quicksilver common stock at the time of the exercise exceeds the exercise price and are a common component of our long-term incentive compensation portfolio, the Chief Executive Officer recommended to the Compensation Committee that, in addition to the restricted stock or restricted stock units granted as part of the annual bonus award, a portion of the named executive officers’ long-term incentive compensation should be granted in the form of stock options.

Based on the foregoing considerations, after consultation with Meridian, the Compensation Committee approved the Chief Executive Officer’s recommendation that the long-term incentive compensation provided to the named executive officers in the form of equity-based awards consist of two components in the following percentages (based on grant date values) for 2011: stock options to purchase Quicksilver common stock (50%) and restricted shares or restricted stock units of Quicksilver common stock (50%).

Accordingly, based on these factors, the overall economy and Quicksilver’s performance, and consistent with the Compensation Committee’s policy to grant long-term incentive awards near the beginning of each year, the Compensation Committee on November 17, 2010, approved grants under the 2006 Equity Plan of restricted stock or restricted stock units and stock options to the named executive officers, effective January 3, 2011, as set forth under “Executive Compensation – Grants of Plan-Based Awards in 2011.” These long-term awards are also reflected in the “Stock Awards” and “Option Awards” columns in the “Summary Compensation Table for 2011.” The Compensation Committee grants long-term incentive awards near the beginning of each year to align the performance periods for the awards with Quicksilver’s fiscal periods. Each Quicksilver grant vests one-third on each of the first three anniversaries of the date of grant.

Retirement Benefits

The Compensation Committee includes retirement benefits as part of the compensation for named executive officers in order to attract and retain executive talent. The named executive officers are eligible to participate in Quicksilver’s 401(k) plan on the same basis as other Quicksilver U.S. employees, including with regard to the receipt of contributions to the 401(k) plan by Quicksilver. In addition, all outstanding Quicksilver equity awards granted to named executive officers generally vest immediately upon a qualified retirement.

Perquisites and Other Benefits

Quicksilver does not view perquisites as a significant element of compensation and, accordingly, limits the use of perquisites to those that the Compensation Committee believes are necessary for competitive reasons. The named executive officers are also eligible to receive the health, dental, vision, life, accidental death and dismemberment, and long-term disability insurance generally available to all Quicksilver U.S. employees.

Summary of 2012 Compensation

General

In 2011, the Compensation Committee engaged Meridian to serve as its independent compensation consultant in connection with 2012 compensation for the named executive officers. The Compensation Committee received input from Meridian and executive management in arriving at the compensation packages for the named executive officers for 2012. Particularly, the Compensation Committee considered publicly available information filed with the SEC by the companies in Quicksilver’s 2012 peer group, as compiled by Meridian, and competitive market data from a North American oil and gas exploration and production industry survey. The companies included in Quicksilver’s 2012 peer group are identical to those in its 2011 peer group and are also the same as those used in the referenced North American oil and gas industry survey.

In considering the compensation packages, the Compensation Committee discussed potential changes to the level and form of compensation in light of Quicksilver’s compensation philosophy and Quicksilver’s and individual performance. The Compensation Committee also examined the objectives behind each component of compensation for each of the named executive officers and considered the potential economic consequences from both an operational standpoint and a stockholder perspective.

Base Salaries

Based on the foregoing considerations, the Compensation Committee approved the following increases in the base salaries of the named executive officers in November 2011, effective January 1, 2012:

Name	Salary Increase ($)	Salary Increase (%)
Glenn Darden	0	0
Philip W. Cook(1)	16,500	4.8
Thomas F. Darden	0	0
Jeff Cook	12,000	3.0
John C. Cirone	15,000	4.8

(1)	Philip W. Cook terminated his employment with Quicksilver effective April 16, 2012. He was succeeded as Quicksilver’s Chief Financial Officer by John C. Regan who was serving as Quicksilver’s Vice President, Controller and Chief Accounting Officer.

After considerable discussion of Quicksilver’s compensation philosophy, the overall economy and Quicksilver’s performance, and in consultation with management and Meridian, the Compensation Committee determined that no salary adjustments for 2012 would be made for the Chairman and the Chief Executive Officer even though their base salaries are below the 25th percentile of the competitive market data. For the other named executive officers, the Compensation Committee determined that the above adjustments would be made for 2012 in light of their individual performance and Quicksilver’s desire to retain these individuals by positioning the base salaries of: (i) the then Chief Financial Officer and the Executive Vice President – Operations between the 25th and 50th percentiles; and (ii) the Executive Vice President – General Counsel between the 50th and 75th percentiles of the competitive market data.

Bonuses

Consistent with Quicksilver’s compensation strategies, the Compensation Committee approved the 2012 Executive Bonus Plan on April 13, 2012. The structure of the 2012 Executive Bonus Plan is similar to that of the 2011 Executive Bonus Plan, except the element of “Finding and development costs” is being eliminated as a performance measure to place more focus and weight on “Cash flow from operations” and “Earnings per share” which both include finding and development costs. The assigned weights of the remaining performance measures will be revised to 25% each with actual bonus amounts to be based on performance relative to Quicksilver’s budget. As a percentage of base pay, the target and maximum opportunities are the same as those provided to the named executive officers in 2011, positioning target total cash compensation of: (i) below the 25th percentile of the competitive market data for the Chairman of the Board and the Chief Executive Officer; (ii) between the 25th and 50th percentiles for the then Chief Financial Officer; (iii) between the 50th and 75th percentiles for the Executive Vice President – Operations; and (iv) above the 75th percentile for the Executive Vice President – General Counsel. In light of his resignation, Philip W. Cook will not be considered for any bonus award for 2012.

Long-Term Incentive Awards

For long-term incentive compensation in the form of equity-based awards, the Compensation Committee, considered the mix of long-term incentive awards. The targeted value of the long-term incentive awards position target total compensation of: (i) between the 25th and 50th percentiles of the competitive market data for the Chairman of the Board, the Chief Executive Officer and the then Chief Financial Officer; (ii) between the 50th and 75th percentiles for the Executive Vice President – Operations; and (iii) above the 75th percentile for the Executive Vice President – General Counsel. Similar to 2011, the Chief Executive Officer recommended to the Compensation Committee that 50% of the value of total Quicksilver equity-based awards granted to each named executive officer should be in the form of restricted stock or restricted stock units with the remaining 50% in the form of stock options. The Compensation Committee concurred with his recommendation. As was the case for 2011, the Executive Vice President – General Counsel’s target total compensation was set to exceed Quicksilver’s general target percentile for total compensation due to his breadth of responsibilities beyond those of his benchmarked position of general counsel.

Accordingly, on November 16, 2011, the Compensation Committee approved the Quicksilver equity grants made on January 3, 2012, to the named executive officers as follows:

Name	Number of Shares of Common Stock Underlying Options	Number of Shares of Restricted Stock or Restricted Stock Units (1)
Glenn Darden	371,738	222,701
Philip W. Cook (2)	143,899	86,207
Thomas F. Darden	371,738	222,701
Jeff Cook	173,878	104,167
John C. Cirone	131,907	79,023

(1)	All the named executive officers received shares of restricted stock, except Mr. Cirone who received restricted stock units because he is retirement eligible under the 2006 Equity Plan.

(2)	Mr. Philip W. Cook forfeited these options and shares of restricted stock upon his termination of employment with Quicksilver effective April 16, 2012.

All of these equity awards have terms consistent with equity awards previously granted by Quicksilver.

In addition, on April 13, 2012, the Compensation Committee approved special one-time retention awards in the form of restricted stock to Mr. Jeff Cook in the amount of $100,000 and in the form of restricted stock units to Mr. Cirone in the amount of $100,000. These awards were granted on April 16, 2012, and are scheduled to vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

Change in Control Arrangements

Quicksilver has certain change in control plans and certain features in its incentive compensation plans that relate to a change in control of Quicksilver. These plans are intended to provide for continuity of management in connection with a change in control of Quicksilver.

The Board adopted the Change in Control Plan in which each of the named executive officers participates. Severance benefits are provided if, within a specified period after a change in control occurs, there is an involuntary termination of a covered individual (including termination for specified “good reason” events). The Board adopted this “double trigger” provision because the Board determined that an individual who retained his or her position after a change in control should not receive a severance benefit simply because a change in control occurred. The benefits provided upon an involuntary termination under the plan include (i) a lump sum payment of three times the sum of a named executive officer’s base salary plus benchmark bonus; (ii) certain medical, dental, vision and group life insurance coverage and (iii) accelerated vesting of outstanding equity awards and 401(k) account balances, to the extent permitted by law. If a named executive officer participating in the Change in Control Plan remains employed by Quicksilver for six months following a change in control, the named executive officer would be entitled to a retention bonus equal to one-half of the individual’s base salary, payable as a lump sum payment. The Board adopted this provision to encourage the named executive officers to remain with the acquired company for a sufficient period of time after a change in control to assist with a successful transition. The Change in Control Plan provides that Quicksilver will make an additional payment to a named executive officer equal to the excise tax imposed, if any, together with any interest or penalties with respect to the excise tax. For more information regarding the Change in Control Plan see “—Potential Payments Upon Termination or in Connection with a Change in Control.” The Compensation Committee and Board believe that providing this tax protection helps Quicksilver to attract and retain high-quality named executive officers.

The 2012 Executive Bonus Plan provides that, if a change in control occurs during the plan year, each named executive officer is entitled to receive a lump sum cash payment equal to his maximum potential payout under the plan for the full plan year. In conformity with the Change in Control Plan, the 2012 Executive Bonus Plan also provides for an additional payment to a named executive officer equal to the excise tax imposed, if any, together with any interest or penalties with respect to excise taxes. In addition, the agreements evidencing Quicksilver equity awards provide that those awards vest upon the occurrence of a change in control.

The Compensation Committee believes that these change in control arrangements help to maintain the named executive officers’ objectivity in decision making, provide a retention incentive in circumstances where executive continuity may be particularly important and retention risks may be particularly acute, and otherwise align the interests of the named executive officers with those of Quicksilver’s stockholders.

Tax and Accounting Considerations

The Compensation Committee considers the tax and accounting treatment of compensation elements in determining types and levels of compensation for the named executive officers. For example, Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) places a limit of $1 million on the amount of compensation that may be deducted for tax purposes by Quicksilver in any one fiscal year with respect to the Chief Executive Officer and the other three most highly compensated individuals (other than the Chief Financial Officer) who are executive officers as of the end of the fiscal year. This deduction limitation, however, does not apply to certain “performance based” compensation. It is the Compensation Committee’s general policy to consider whether particular payments and awards to the named executive officers are deductible for federal income tax purposes, along with such other factors as may be relevant in the circumstances, in establishing executive compensation programs. Quicksilver also structures compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Code.

Say-on-Pay

The Compensation Committee monitors the annual advisory “say-on-pay” proposal and incorporates the results as one of many factors considered in connection with its responsibilities. At the 2011 Annual Meeting of Stockholders, approximately 98% of the votes cast on the say-on-pay proposal were in favor of Quicksilver’s named executive officer compensation. The Compensation Committee reviewed this vote and did not make any change to Quicksilver’s named executive officer compensation program as a result of the vote. It has also been determined that stockholders should vote on a say-on-pay proposal each year, in line with the opinion expressed by stockholders through the say-on-pay frequency vote in 2011.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management of Quicksilver. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Quicksilver’s 2011 Annual Report on Form 10-K for filing with the SEC.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Compensation Committee

W. Byron Dunn Steven M. Morris	W. Yandell Rogers, III Mark J. Warner

Summary Compensation Table for 2011

The following table sets forth certain information regarding the compensation of the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Glenn Darden President and Chief Executive Officer	2011 2010 2009	455,000 440,000 440,000		2,003,894 2,524,593 2,734,398	1,550,002 1,162,496 1,152,211	447,038 653,400 706,200	32,239 19,130 21,492	4,488,173 4,799,619 5,054,301

Philip W. Cook(6) Executive Vice President — Chief Financial Officer	2011 2010 2009	345,000 330,000 330,000	75,000	787,233 990,019 1,062,825	599,996 450,001 446,016	192,079 277,695 300,135	18,722 18,299 17,726	2,018,030 2,066,014 2,156,702

Thomas F. Darden Chairman of the Board	2011 2010 2009	455,000 440,000 440,000		2,003,894 2,524,593 2,734,398	1,550,002 1,162,496 1,152,211	447,038 653,400 706,200	36,907 34,586 24,718	4,492,841 4,815,075 5,057,527

Jeff Cook Executive Vice President — Operations	2011 2010 2009	400,000 385,000 385,000		963,287 1,209,703 1,298,608	725,003 543,745 538,937	262,000 381,150 411,950	24,736 19,130 18,786	2,375,026 2,538,728 2,653,281

John C. Cirone Executive Vice President — General Counsel	2011 2010 2009	315,000 300,000 300,000	60,000	720,201 819,569 659,499	550,002 412,504 297,347	175,376 252,450 224,700	18,722 19,130 18,786	1,839,301 1,803,653 1,500,332

(1)	This column reports the discretionary bonuses awarded to the named executive officers in December 2011 for contributions each of Messrs. Cook and Cirone made to multiple Quicksilver projects during 2011.

(2)	This column reports the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for restricted stock and restricted stock units granted by Quicksilver and, for 2009 and 2010, phantom units granted by Quicksilver Gas Services LP. Additional information regarding the calculation of these amounts is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2011 Annual Report on Form 10-K.

(3)	This column reports the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 for options granted by Quicksilver. Additional information regarding the calculation of these amounts is included in Note 2 and Note 17 to Quicksilver’s audited financial statements included in Quicksilver’s 2011 Annual Report on Form 10-K.

(4)	For 2011, this column reports the cash portion of the bonus paid to each of the named executive officers, applying the performance measures contained in the 2011 Executive Bonus Plan, in March 2012. For 2009 and 2010, this column reports the cash portion of the bonus paid to each of the named executive officers under the 2009 Executive Bonus Plan and the 2010 Executive Bonus Plan in February 2010 and March 2011, respectively. The material terms of the 2011 Executive Bonus Plan are described under “—Compensation Discussion and Analysis—Overview of 2011 Compensation—Bonuses.”

(5)	For 2011, for each of the named executive officers, the amount in this column includes company payments of 401(k) plan matching and fixed contributions in an aggregate amount of $17,150 and, for each of Messrs. Glenn Darden and Thomas Darden, the amount includes $13,517 and $18,185, respectively, of tax reimbursements paid to him in connection with family members accompanying him on an aircraft leased by Quicksilver for a business trip.

(6)	Mr. Cook terminated his employment with Quicksilver effective April 16, 2012.

Grants of Plan-Based Awards in 2011

The following table sets forth certain information regarding grants of non-equity awards applying the performance measures contained in the 2011 Executive Bonus Plan and equity awards under the 2006 Equity Plan and the 2010 Executive Bonus Plan granted to the named executive officers in 2011. The table does not include equity awards granted to the named executive officers in 2012 applying the performance measures contained in the 2011 Executive Bonus Plan. The 2011 Executive Bonus Plan is described under “—Compensation Discussion and Analysis—Overview of 2011 Compensation—Bonuses.” The 2006 Equity Plan generally allows the Compensation Committee of the Board to make Quicksilver equity grants to directors, executive officers and selected employees and consultants of Quicksilver. The 2010 Executive Bonus Plan generally provides for awards of cash and equity incentive bonuses to executives and other officers of Quicksilver for performance in 2010.

Name			Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Glenn Darden	1/3/11 1/3/11 3/11/11 —	(4) (5)	11/17/10 11/17/10 3/11/11 —	— — — 0	— — — 682,500	— — — 1,365,000	— — 0 —	— — 455,000 —	— — 910,000 —	104,167 — — —	(2)	— 169,747 — —	(3)	— 14.88 — —	1,550,005 1,550,002 453,889 —
Philip W. Cook	1/3/11 1/3/11 3/11/11 —	(4) (5)	11/17/10 11/17/10 3/11/11 —	— — — 0	— — — 293,250	— — — 586,500	— — 0 —	— — 189,750 —	— — 379,500 —	40,323 — — —	(2)	— 65,708 — —	(3)	— 14.88 — —	600,006 599,996 187,227 —
Thomas F. Darden	1/3/11 1/3/11 3/11/11 —	(4) (5)	11/17/10 11/17/10 3/11/11 —	— — — 0	— — — 682,500	— — — 1,365,000	— — 0 —	— — 455,000 —	— — 910,000 —	104,167 — — —	(2)	— 169,747 — —	(3)	— 14.88 — —	1,550,005 1,550,002 453,889 —
Jeff Cook	1/3/11 1/3/11 3/11/11 —	(4) (5)	11/17/10 11/17/10 3/11/11 —	— — — 0	— — — 400,000	— — — 800,000	— — 0 —	— — 240,000 —	— — 480,000 —	48,723 — — —	(2)	— 79,398 — —	(3)	— 14.88 — —	724,998 725,003 238,289 —
John C. Cirone	1/3/11 1/3/11 3/11/11 —	(4) (5)	11/17/10 11/17/10 3/11/11 —	— — — 0	— — — 267,750	— — — 535,500	— — 0 —	— — 173,250 —	— — 346,500 —	36,962 — — —	(2)	— 60,233 — —	(3)	— 14.88 — —	549,995 550,002 170,207 —

(1)	This column shows the grant date fair value calculated in accordance with FASB ASC Topic 718 for equity awards granted to the named executive officers in 2011.

(2)	Number of shares of restricted stock or restricted stock units granted to the named executive officer under the 2006 Equity Plan. Restrictions on these shares lapsed as to one third of the shares on January 3, 2012 and will lapse as to one third of these shares on each of January 3, 2013 and 2014. These restrictions may lapse earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(3)	Number of shares subject to stock options granted to the named executive officer under the 2006 Equity Plan. These options became exercisable with respect to one third of the shares on January 3, 2012 and will become exercisable as to one third of these shares on each of January 3, 2013 and 2014. These options may become exercisable earlier upon death, disability, qualified retirement or a change in control (see “—Potential Payments Upon Termination or in Connection with a Change in Control”).

(4)	The 2010 Executive Bonus Plan was adopted November 17, 2009. On March 11, 2011, the following cash amounts and numbers of shares of restricted stock or restricted stock units were granted to the named executive officers for performance in 2010:

Name	Cash Bonus ($)	Number of Shares or Units(#)
Glenn Darden	653,400	31,067
Philip W. Cook	277,695	12,815
Thomas F. Darden	653,400	31,067
Jeff Cook	381,150	16,310
John C. Cirone	252,450	11,650

Restrictions on these shares lapsed as to one third of the shares on March 11, 2012 and will lapse as to one third of the shares on each of March 11, 2013 and 2014. In accordance with SEC rules, the portion of this bonus paid in cash was included in the Grants of Plan-Based Awards in 2010 table included in Quicksilver’s proxy statement for the May 18, 2011 annual meeting of stockholders.

(5)	The 2011 Executive Bonus Plan was adopted February 22, 2011. The following cash amounts and numbers of shares of restricted stock or restricted stock units were granted to the named executive officers for performance in 2011 on March 14, 2012 and April 16, 2012, respectively:

Name	Cash Bonus ($)	Number of Shares or Units (#)
Glenn Darden	447,038	73,769
Philip W. Cook	192,079	—
Thomas F. Darden	447,038	73,769
Jeff Cook	262,000	38,911
John C. Cirone	175,376	28,089

In accordance with SEC rules, the portion of this bonus paid in restricted stock or restricted stock units is not included in the Grants of Plan-Based Awards in 2011 table because it is considered an equity award granted in 2012. Restrictions on these shares or units will lapse as to one third of these shares or units on each of April 16, 2013, 2014 and 2015. Since Mr. Philip W. Cook terminated his employment with Quicksilver effective April 16, 2012, he was not awarded a restricted stock bonus for 2011.

Outstanding Equity Awards at Fiscal Year-End in 2011

The following table sets forth information regarding the December 31, 2011 holdings by the named executive officers of Quicksilver of options, restricted stock and restricted stock units. Each equity grant is shown separately for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Glenn Darden	72,340 228,613 38,443 —	114,307 76,884 169,747	(2) (3) (4)	30.95 6.21 15.88 14.88	01/02/2018 01/01/2019 01/03/2020 01/02/2021	67,002 50,852 104,167 34,602 24,457 31,067	(5) (6) (7) (8) (9) (10)	449,583 341,217 698,961 232,179 164,106 208,460

Philip W. Cook	28,676 44,247 14,881 —	44,248 29,762 65,708	(2) (3) (4)	30.95 6.21 15.88 14.88	01/02/2018 01/01/2019 01/03/2020 01/02/2021	25,936 19,684 40,323 13,624 10,088 12,815	(5) (6) (7) (8) (9) (10)	174,031 132,080 270,567 91,417 67,690 85,989

Thomas F. Darden	72,340 228,613 38,443 —	114,307 76,884 169,747	(2) (3) (4)	30.95 6.21 15.88 14.88	01/02/2018 01/01/2019 01/03/2020 01/02/2021	67,002 50,852 104,167 34,602 24,457 31,067	(5) (6) (7) (8) (9) (10)	449,583 341,217 698,961 232,179 164,106 208,460

Jeff Cook	36,496 106,932 17,981 —	53,466 35,962 79,398	(2) (3) (4)	30.95 6.21 15.88 14.88	01/02/2018 01/01/2019 01/03/2020 01/02/2021	31,340 23,786 48,723 17,222 12,840 16,310	(5) (6) (7) (8) (9) (10)	210,291 159,604 326,931 115,560 86,156 109,440

John C. Cirone	16,944 58,997 13,641 —	29,499 27,282 60,233	(2) (3) (4)	30.95 6.21 15.88 14.88	01/02/2018 01/01/2019 01/03/2020 01/02/2021	17,291 18,044 36,962 6,488 5,002 11,650	(5) (6) (7) (8) (9) (10)	116,023 121,075 248,015 43,534 33,563 78,172

(1)	The market value of restricted stock and restricted stock unit awards is based on the closing market price of Quicksilver common stock on December 30, 2011, the last trading day of fiscal 2011, which was $6.71.

(2)	The option became exercisable with respect to all of the shares on January 2, 2012.

(3)	The option became exercisable with respect to one half of these shares on January 4, 2012; the option will become exercisable with respect to one half of these shares on January 4, 2013 (except those of Philip Cook, which were forfeited when he terminated his employment with Quicksilver effective April 16, 2012).

(4)	The option became exercisable with respect to one third of these shares on January 3, 2012; the option will become exercisable with respect to one third of these shares on each of January 3, 2013 and 2014 (except those of Philip Cook, which were forfeited when he terminated his employment with Quicksilver effective April 16, 2012).

(5)	All of these shares of restricted stock vested on January 2, 2012.

(6)	One half of these shares of restricted stock or restricted stock units vested on January 4, 2012; the remaining one half of these shares of restricted stock or restricted stock units will vest on January 4, 2013 (except those of Philip Cook, which were forfeited when he terminated his employment with Quicksilver effective April 16, 2012).

(7)	One third of these shares of restricted stock or restricted stock units vested on January 3, 2012; and one third of these shares of restricted stock or restricted stock units will vest on each of January 3, 2013 and 2014 (except those of Philip Cook, which were forfeited when he terminated his employment with Quicksilver effective April 16, 2012).

(8)	All of these shares of restricted stock vested on February 19, 2012.

(9)	One half of these shares of restricted stock or restricted stock units vested on February 23, 2012; the remaining one half of these shares of restricted stock or restricted stock units will vest on February 23, 2013 (except those of Philip Cook, which were forfeited when he terminated his employment with Quicksilver effective April 16, 2012).

(10)	One third of these shares of restricted stock or restricted stock units vested on March 11, 2012; and one third of these shares of restricted stock or restricted stock units will vest on each of March 11, 2013 and 2014 (except those of Philip Cook, which were forfeited when he terminated his employment with Quicksilver effective April 16, 2012).

Option Exercises and Stock Vested in 2011

The following table sets forth information regarding the aggregate number of restricted stock or restricted stock units held by the named executive officers that vested during 2011. None of the named executive officers exercised options during 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glenn Darden (1)	156,907	2,340,486
Philip W. Cook (2)	61,665	920,021
Thomas F. Darden (3)	156,907	2,340,486
Jeff Cook (4)	78,034	1,164,066
John C. Cirone (5)	39,412	587,263

(1)	Restrictions with respect to Mr. Darden’s restricted stock lapsed on the following dates with respect to the numbers of shares and at the market prices per share of the common stock indicated below:

Date	Number of Shares (#)	Market Price ($)
January 2, 2011	79,160	14.74
January 4, 2011	25,427	14.96
February 19, 2011	34,601	15.12
February 20, 2011	5,490	15.12
February 23, 2011	12,229	15.30

(2)	Restrictions with respect to Mr. Cook’s restricted stock lapsed on the following dates with respect to the numbers of shares and at the market prices per share of the common stock indicated below:

Date	Number of Shares (#)	Market Price ($)
January 2, 2011	30,755	14.74
January 4, 2011	9,843	14.96
February 19, 2011	13,624	15.12
February 20, 2011	2,398	15.12
February 23, 2011	5,045	15.30

(3)	Restrictions with respect to Mr. Darden’s restricted stock lapsed on the following dates with respect to the numbers of shares and at the market prices per share of the common stock indicated below:

Date	Number of Shares (#)	Market Price ($)
January 2, 2011	79,160	14.74
January 4, 2011	25,427	14.96
February 19, 2011	34,601	15.12
February 20, 2011	5,490	15.12
February 23, 2011	12,229	15.30

(4)	Restrictions with respect to Mr. Cook’s restricted stock lapsed on the following dates with respect to the numbers of shares and at the market prices per share of the common stock indicated below:

Date	Number of Shares (#)	Market Price ($)
January 2, 2011	39,365	14.74
January 4, 2011	11,893	14.96
February 19, 2011	17,222	15.12
February 20, 2011	2,864	15.12
February 23, 2011	6,420	15.30

(5)	Restrictions with respect to Mr. Cirone’s restricted stock and restricted stock units lapsed on the following dates with respect to the numbers of shares and at the market prices per share of the common stock indicated below:

Date	Number of Shares (#)	Market Price ($)
January 2, 2011	20,139	14.74
January 4, 2011	9,023	14.96
February 19, 2011	6,487	15.12
February 20, 2011	1,261	15.12
February 23, 2011	2,502	15.30

Potential Payments Upon Termination or in Connection with a Change in Control

Death and Disability

Under the terms of the 2011 Executive Bonus Plan, if a named executive officer dies or becomes disabled and unable to work during the plan year, the named executive officer, or his beneficiary, is entitled to receive a pro-rated award based on results at the end of the performance period and the number of calendar days that the named executive officer participated in the year prior to death or disability. The pro-rated award will be paid at the same time and in the same manner as awards for the plan year are paid to the other participants in the 2011 Executive Bonus Plan, except that any equity award provided under the plan will be paid in the form of a lump sum cash payment rather than in equity. The 2012 Executive Bonus Plan provides for the same treatment of awards upon a named executive officer’s death or disability.

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award will immediately vest in full upon the holder’s death or disability. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon vesting. Stock options that vest due to a named executive officer’s death or disability remain exercisable for five years following such death or disability.

Retirement

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award will immediately vest in full upon the holder’s retirement after attaining age 62 and completing five years of service with Quicksilver. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon vesting. Stock options that vest due to a named executive officer’s eligible retirement remain exercisable for five years following such retirement.

Change in Control

Under the terms of the 2011 Executive Bonus Plan, if a “change in control” of Quicksilver occurs during the plan year, each named executive officer is entitled to receive his maximum possible payout under the plan for the full plan year. Such payment will be made within 30 days after the change-in-control event and any equity award provided under the 2011 Executive Bonus Plan will be paid in the form of a lump sum cash payment rather than in equity. Pursuant to the terms of the 2011 Executive Bonus Plan, with respect to any participant in the Change in Control Plan (which includes all of the named executive officers), if any payments under the plan would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then Quicksilver is required to make an additional payment to the named executive officer such that after payment of all taxes on the additional payment (including income and employment taxes, as well as interest and penalties), the named executive officer retains an amount equal to the excise tax imposed on such individual by Section 4999 of the Code. The 2012 Executive Bonus Plan provides for the same treatment of awards upon a change in control.

Under the terms of the equity awards granted under the 2006 Equity Plan to each of the named executive officers, each outstanding award will immediately vest in full upon a “change in control” of Quicksilver that occurs while the named executive officer is an employee of Quicksilver. Awards will convert or become exercisable or transfer restrictions will lift, as applicable, upon vesting.

Payments Upon Termination Following a Change in Control. Under the terms of the Change in Control Plan, if, on or within two years after the occurrence of a “change in control” of Quicksilver there is an involuntary termination of a named executive officer (including termination for specified “good reason” events), the named executive officer is entitled to the following benefits:

•

a lump sum cash payment on the 60th day (unless subject to the six-month payment delay under Section 409A of the Code) following the named executive officer’s separation from service equal to three times the sum of his (i) base salary plus (ii) “benchmark bonus” (generally defined as the greater of (a) the average of the last three consecutive annual bonuses earned by the named executive officer (or, all annual bonuses earned by him if he has been employed by Quicksilver for less than three years) or (b) the named executive officer’s target annual bonus in the year in which the change in control occurs), subject to the execution of a general release by the named executive officer;

•	accelerated vesting of all outstanding equity awards held by the named executive officer;

•

continued group medical, dental, vision and life insurance coverage, paid by Quicksilver, for two years following the named executive officer’s termination date, subject to the execution of a general release by the named executive officer; and

•	accelerated vesting of the named executive officer’s 401(k) plan account balance, to the extent permitted by law.

Benefits provided pursuant to the Change in Control Plan are required to be reduced by any severance, termination or similar payment made to the named executive officer pursuant to any employment, change in control, severance or similar agreement with Quicksilver or a subsidiary of Quicksilver, unless the other agreement expressly provides that such payment is in addition to payments under the Change in Control Plan.

Retention Bonus Following a Change in Control. Under the Change in Control Plan, each of the named executive officers who remains employed by Quicksilver throughout the six-month period following a change in control is entitled to a lump sum cash retention bonus equal to one-half of the named executive officer’s base salary, without regard to whether he is or ever will become entitled to severance benefits under the Change in Control Plan.

If any payment or benefit to be paid or provided by Quicksilver or its subsidiaries under the Change in Control Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Code on “excess parachute payments,” within the meaning of Section 280G of the Code, then Quicksilver is required to make an additional payment to the named executive officer such that after payment of all taxes on the additional payment (including income and employment taxes, as well as interest and penalties), the named executive officer retains an amount equal to the excise tax imposed on such individual by Section 4999 of the Code.

The “change in control” definitions under the 2011 and 2012 Executive Bonus Plans, the 2006 Equity Plan and the Change in Control Plan are substantially the same. “Change in control” generally means the occurrence of one of the following events: any person is or becomes the beneficial owner of 50% or more of the combined voting power of the then-outstanding voting stock of Quicksilver, except acquisitions approved by the incumbent directors and acquisitions by specified related persons; a majority of the board ceases to be comprised of incumbent directors; or the consummation of a business combination transaction, including a sale of all or substantially all assets, immediately after which the voting stock of Quicksilver outstanding immediately prior to such transaction does not continue to represent at least 50% of the combined voting power of the then-outstanding shares of voting stock of the surviving entity. Under the Change in Control Plan, a “good reason” event generally means the occurrence of one of the following events with regard to a participant: a change in duties or position; a reduction in base salary or incentive bonus opportunity; a change in compensation or benefits without provision of comparable, or, for certain specified benefits, the same, compensation or benefits; a relocation of workplace outside a radius of 50 miles; failure of Quicksilver to honor any provision of the Change in Control Plan; or notice of termination of an employment agreement.

Potential Payments Upon Termination or Change in Control Table

The following table sets forth the payments that each of the named executive officers could receive upon the occurrence of any of the events described below. The payments set forth in the table are based on the assumption that the event occurred on December 30, 2011, the last business day of 2011. The amounts shown in the table do not include payments and benefits, such as accrued salary, accrued vacation and severance, to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

					Acceleration of Equity-Based Awards
Name	Event	Retention Bonus ($)(1)	Cash Severance ($)(2)	Short-Term Incentive Compensation ($)(3)	Restricted Stock or Restricted Stock Units ($)(4)	Options ($)(5)	Insurance Premiums ($)(6)	Tax Gross-Up (7)	Total ($)
Glenn Darden	Death	—	—	745,063	2,094,506	57,154	—	—	2,896,723
	Disability	—	—	745,063	2,094,506	57,154	—	—	2,896,723
	Retirement (8)	—	—	—	—	—	—	—	—
	Change in control	227,500	5,138,001	2,275,000	2,094,506	57,154	42,808	—	9,834,969

Philip W. Cook(9)	Death	—	—	316,365	821,774	22,124	—	—	1,160,263
	Disability	—	—	316,365	821,774	22,124	—	—	1,160,263
	Retirement (8)	—	—	—	—	—	—	—	—
	Change in control	172,500	2,590,890	966,000	821,774	22,124	42,808	730,025	5,346,121

Thomas F. Darden	Death	—	—	745,063	2,094,506	57,154	—	—	2,896,723
	Disability	—	—	745,063	2,094,506	57,154	—	—	2,896,723
	Retirement (8)	—	—	—	—	—	—	—	—
	Change in control	227,500	5,138,001	2,275,000	2,094,506	57,154	42,808	—	9,834,969

Jeff Cook	Death	—	—	419,200	1,007,983	26,733	—	—	1,453,916
	Disability	—	—	419,200	1,007,983	26,733	—	—	1,453,916
	Retirement (8)	—	—	—	—	—	—	—	—
	Change in control	200,000	3,269,040	1,280,000	1,007,983	26,733	42,808	—	5,826,564

John C. Cirone	Death	—	—	288,855	640,382	14,750	—	—	943,987
	Disability	—	—	288,855	640,382	14,750	—	—	943,987
	Retirement (8)	—	—	—	—	—	—	—	—
	Change in control	157,500	2,268,000	882,000	640,382	14,750	12,438	661,624	4,636,694

(1)	Pursuant to the Change in Control Plan, this amount is payable as a lump sum only if the named executive officer remains employed by Quicksilver throughout the six-month period following a change in control of Quicksilver.

(2)	Pursuant to the Change in Control Plan, this amount is payable as a lump sum only if there is an involuntary termination of the named executive officer on or within two years after a change in control of Quicksilver occurs.

(3)	This amount is payable as a lump sum and is calculated based on the 2011 Executive Bonus Plan.

(4)	This amount reflects the market value, as of December 30, 2011, the last trading day of fiscal 2011, of unvested shares of restricted stock or restricted stock units of Quicksilver that would vest upon the occurrence of the applicable event. The closing market price of the common stock of Quicksilver was $6.71 on December 30, 2011.

(5)	This amount reflects the difference between $6.71, the closing price of the common stock of Quicksilver on December 30, 2011, and the option exercise price of unvested options that would vest upon the occurrence of the applicable event. This amount does not include any amounts that would be realizable by the named executive officer in connection with the exercise of options that were vested but unexercised as of December 30, 2011. For information regarding options that were vested but unexercised as of December 31, 2011, see “—Outstanding Equity Awards at Fiscal Year-End in 2011.”

(6)	For each named executive officer, consists of health insurance and life insurance premiums payable under the Change in Control Plan over the two-year period following a change in control of Quicksilver in the amounts set forth opposite his name:

Name	Health Insurance Premium	Life Insurance Premium
	($)	($)
Glenn Darden	41,848	960
Philip W. Cook	41,848	960
Thomas F. Darden	41,848	960
Jeff Cook	41,848	960
John C. Cirone	11,478	960

(7)	This amount is an estimate of the lump sum payment Quicksilver would be required to make to the named executive officer because certain payments to the named executive officer are subject to the excise tax imposed by Section 4999 of the Code.

(8)	As described above under “—Retirement,” the vesting of awards granted under the 2006 Equity Plan accelerate on retirement after attaining age 62 and completing five years of service. As of December 31, 2011, none of the named executive officers satisfied the age and service condition. Mr. Cirone satisfied these conditions on January 22, 2012, and each of the other named executive officers will first satisfy these conditions on the date indicated: Mr. Glenn Darden – September 22, 2017; Mr. Philip Cook – November 12, 2023; Mr. Thomas Darden – July 7, 2015; and Mr. Jeff Cook – July 23, 2018.

(9)	Mr. Philip W. Cook terminated his employment with Quicksilver effective April 16, 2012, and did not receive any severance or similar payments in connection therewith.

AUDIT COMMITTEE REPORT

Management is responsible for Quicksilver’s system of internal controls and the overall financial reporting process. Quicksilver’s independent registered public accounting firm is responsible for performing an independent audit of Quicksilver’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue reports thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and systems of internal accounting and financial controls.

The Audit Committee reviewed and discussed with both management and Deloitte & Touche LLP, Quicksilver’s independent registered public accounting firm, all annual and quarterly financial statements prior to their issuance. Management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews by the Audit Committee included discussion with Deloitte & Touche LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board, including the quality of Quicksilver’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Additionally, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Quicksilver’s internal and disclosure control structure, including its internal control over financial reporting.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that it approve the inclusion of Quicksilver’s audited financial statements in Quicksilver’s 2011 Annual Report on Form 10-K for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Audit Committee

W. Byron Dunn Steven M. Morris	W. Yandell Rogers, III Mark J. Warner

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee charter requires that the Audit Committee review and evaluate the independence, performance and compensation of, and annually appoint, the independent registered public accounting firm. The Audit Committee appointed Deloitte & Touche LLP, which served as Quicksilver’s independent registered public accounting firm for 2011, to continue to serve as Quicksilver’s independent registered public accounting firm for the first quarter of 2012. The Audit Committee expects to receive from Deloitte a formal audit proposal for the full year prior to the Committee’s regularly scheduled meeting in May, at which time it will consider appointment of Deloitte & Touche LLP for the remainder of 2012. There are no disagreements with Deloitte & Touche LLP on any accounting or auditing matters.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

The table below summarizes the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”), for the years ended December 31, 2011 and December 31, 2010:

	2011	2010
Audit Fees (1)	$1,085,236	$1,112,028
Audit-Related Fees (2)	1,340,000	313,894
Tax Fees (3)	—	5,005
All Other Fees	—	—

(1)	These amounts consist of the aggregate fees billed by the Deloitte Entities for professional services rendered for the audit of Quicksilver’s annual financial statements and the review of the financial statements included in Quicksilver’s quarterly reports on Form 10-Q.

(2)	These amounts consist of the aggregate fees billed by the Deloitte Entities for assurance and related services that are reasonably related to the performance of the audit or review of Quicksilver’s financial statements and are not described above under “Audit Fees.” In 2011, audit-related fees consisted of fees related to assurance services in connection with capital markets transactions and consultation regarding financial accounting and reporting standards. In 2010, audit-related fees consisted of fees related to consents associated with a capital markets transaction and consultation regarding financial accounting and reporting standards.

(3)	The amount for 2010 consists of fees billed by the Deloitte Entities for limited review of Quicksilver’s 2009 federal income tax return.

Pre-Approval Policies and Procedures. In general, all engagements of Quicksilver’s independent registered public accountants, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee. The Chair of the Audit Committee, Mr. Morris, is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that these decisions are presented to the full Audit Committee at its next regularly scheduled meeting. None of the services described above as Audit-Related Fees were exempt from the pre-approval requirements set forth in SEC rules and regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Party Transaction Policy

The Board has adopted a written related-party transaction policy pursuant to which it has delegated to the Audit Committee the responsibility for reviewing and, if appropriate, approving or ratifying related-party transactions. The policy covers transactions to which Quicksilver or any of its subsidiaries is a party and in which any director, director nominee or executive officer of Quicksilver or any person that beneficially owns more than 5% of the common stock of Quicksilver (each a “related party”), or an immediate family member of such director, nominee, officer or owner, had, has or will have a direct or indirect interest, other than a transaction involving (i) $120,000 or less, (ii) compensation by Quicksilver of a related party or an immediate family member of a related party for services as a director or executive officer of Quicksilver that has been approved by the Compensation Committee or the Nominating and Corporate Governance Committee, (iii) only Quicksilver and any of its wholly-owned subsidiaries, (iv) only Quicksilver’s wholly-owned subsidiaries, (v) an interest of a related party or any immediate family member of such related party that arises solely from (a) such person’s position as a director of another corporation or organization that is a party to the transaction, (b) from the direct or indirect ownership by all related parties and immediate family members of such related parties, in the aggregate, of less than 10% equity interest (other than a general partner interest) in another entity which is a party to the transaction or (c) from both such position and ownership, or (vi) an interest of a related party, any immediate family member of such related party or any related entity of such related party that arises solely from the ownership of Quicksilver equity securities and all holders of that class of Quicksilver equity securities receive the same benefit on a pro rata basis. The policy instructs directors and executive officers to bring any possible related-party transaction to the attention of Quicksilver’s General Counsel or Compliance Officer, who, unless he or she determines that the transaction is not a related-party transaction, will notify the Chairman of the Audit Committee.

The Audit Committee reviews each related-party transaction of which it becomes aware and may approve or ratify a related-party transaction if the Audit Committee determines that the transaction is in the best interest of Quicksilver and its stockholders. In making this determination, the Audit Committee considers (i) whether the terms of the related-party transaction are more or less favorable to Quicksilver than those that could be expected to be obtained from an unrelated third party on an arm’s length basis; (ii) any provisions in Quicksilver’s financing arrangements relating to transactions with related parties or affiliates; and (iii) any other matters the Audit Committee deems relevant and appropriate. The Audit Committee reports periodically to the Board on the nature of the related-party transactions that have been presented to the Audit Committee and the determinations that the Audit Committee has made with respect to those transactions. The Audit Committee has reviewed and approved or ratified each of the related-party transactions discussed below other than Ms. Self’s compensation as an officer of Quicksilver, which was reviewed and approved by the Compensation Committee.

Related-Party Transactions

Quicksilver paid $0.1 million in 2011 for rent on a warehouse and manufacturing facility owned by Pennsylvania Avenue, L.P. (a limited partnership owned by members of the Darden family and MPP Holding, a general partnership owned by members of the Darden family). Rental rates were determined based on comparable rates charged by third parties. In December 2011, Quicksilver purchased the facility from Pennsylvania Avenue for $1.1 million.

Quicksilver received from Mercury Exploration Company (a corporation owned indirectly by members of the Darden family) $0.1 million in 2011, and expects to receive from Mercury Exploration $0.1 million in 2012, for sublease and lease rentals and reimbursement for employee insurance coverage and administrative services.

During 2011, Quicksilver paid $0.9 million to Executive Flight Services, Inc. (an unrelated airplane management company), and Executive Flight Services paid $0.3 million to Sevens Aviation, LLC (a limited liability company owned indirectly by members of the Darden family), in connection with Quicksilver’s use of an airplane owned by Sevens Aviation. Usage rates are determined based on comparable rates charged by third parties. Quicksilver expects to continue to use the plane in 2012, but is unable to predict the aggregate usage fees that it will pay.

In connection with Quicksilver’s sale of real property in Tarrant County, Texas, to an unrelated third party for $5.8 million in October 2011, Red Oak Realty, LLC, a limited liability company in which Thomas and Glenn Darden and Anne Darden Self own interests, received a $69,600 commission.

In connection with Quicksilver’s purchase of real property and associated mineral interests in Denton County, Texas, from an unrelated third party for $5.7 million in October 2011, Red Oak Realty, LLC received a $120,193 commission.

On June 23, 2006, Quicksilver received an assignment from KC7 Ranch Ltd. of an oil and gas lease dated October 25, 2005 from Si Bar, KC Ranch, Ltd. as lessor to KC7 Ranch Ltd. as lessee covering 2,773 acres in exchange for $0.2 million in cash. Under the terms of the assignment of the lease, KC7 is entitled to a 3.3% overriding royalty interest, pursuant to which KC7 will receive payments from Quicksilver based on any future production of oil or gas from the acreage subject to the lease. On July 7, 2006, KC7 Ranch Ltd. as lessor granted an oil and gas lease to Quicksilver covering 2,773 acres in exchange for a cash payment of $0.3 million. The lease has a three-year primary term and KC7 is entitled to receive a 20% royalty interest pursuant to which it will receive payments from Quicksilver based on any future production of oil or gas from the acreage subject to the lease. No payments were made to KC7 Ranch Ltd. in 2011. Future payments, if any, pursuant to the royalty and overriding royalty interests cannot be estimated at this time. KC7 is a limited partnership in which Quicksilver Energy LP, an entity controlled by members of the Darden family, owns an 80% limited partner interest and maintains additional preferences in distributions of profit from KC7; the other 20% limited partner interest is owned or controlled by Jeff Cook, Quicksilver’s Executive Vice President – Operations, and his spouse and children. KC7’s general partner is owned equally by Glenn Darden, Thomas Darden, and Anne Darden Self. The purchase price to acquire the leases and the terms of the leases were determined based on comparable prices and terms paid and granted to third parties with respect to similar leases in the area. The approximate 80% net revenue interest that Quicksilver has in these leases after deducting the royalty and, as applicable, overriding royalty is commensurate with that which Quicksilver has with respect to other leases in the area.

For her service during 2011 as Quicksilver’s Vice President — Human Resources, Anne Darden Self received total compensation (calculated in the same manner as total compensation in the Summary Compensation Table in this proxy statement) of $726,750. Ms. Self continues to serve as Vice President — Human Resources, and Quicksilver anticipates her total compensation for 2012 will not be less than that she received in 2011.

For his service during 2011 as a landman for Quicksilver, Byron Dunn received total compensation (calculated in the same manner as total compensation in the Summary Compensation Table in this proxy statement) of $225,606. Mr. Dunn terminated his employment with Quicksilver in March 2012. Mr. Dunn is the son of Quicksilver’s director W. Byron Dunn. W. Byron Dunn has no material direct or indirect interest in his son’s compensation.

For her service during 2011 as Senior Director — Human Resources for Quicksilver, Rena Mundy received total compensation (calculated in the same manner as total compensation in the Summary Compensation Table in this proxy statement) of $340,516. Ms. Mundy continues to be employed as Senior Director — Human Resources, and Quicksilver anticipates her total compensation for 2012 will not be less than that she received in 2011. Ms. Mundy is the spouse of Quicksilver’s Vice President — Engineering, Chris M. Mundy.

PROPOSAL 1.

ELECTION OF DIRECTORS

The following nominees have been selected by the NCG Committee and approved by the Board for submission to the stockholders, each to serve a three-year term expiring at the annual meeting of Quicksilver’s stockholders in 2015:

•	Glenn Darden;

•	W. Yandell Rogers, III

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the NCG Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.

Your Board recommends a vote “FOR” the above nominees.

PROPOSAL 2.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At Quicksilver’s 2011 annual meeting of stockholders, a non-binding advisory vote was taken on the frequency of future advisory votes regarding named executive officer compensation. A majority of the shares voted on the matter were in favor of holding such an advisory vote on an annual basis. Accordingly, the Board decided to hold future advisory votes on named executive officer compensation on an annual basis.

Pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934, Quicksilver is providing its stockholders with an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. Quicksilver will ask stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the stockholders of Quicksilver Resources Inc. (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

The Compensation Committee regularly reviews the compensation programs for Quicksilver’s named executive officers to ensure that they achieve the desired goals of aligning the interests of executive management with stockholders, attracting, retaining and motivating high-quality executive officers and creating long-term value. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which describes how the executive compensation program reflects Quicksilver’s compensation philosophy and objectives and the decisions made by the Compensation Committee for 2011 and 2012 in detail.

Quicksilver is asking stockholders to indicate their support for the named executive officer compensation described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives Quicksilver’s stockholders the opportunity to express their views on Quicksilver’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on Quicksilver, the Compensation Committee or the Board. However, the Compensation Committee, which is responsible for designing and administering Quicksilver’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and to the extent there is any significant vote against the executive compensation program as disclosed in this proxy statement, will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Your Board recommends a vote “FOR” Proposal 2.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Annual Meeting in 2013

Any stockholder who satisfies the SEC requirements and desires to submit a proposal to be considered for inclusion in Quicksilver’s proxy materials for the annual meeting of stockholders to be held in 2013 must submit the proposal to Quicksilver’s Secretary at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. The proposal must be received no later than December 27, 2012 for Quicksilver to consider it for inclusion.

Other Stockholder Business at Annual Meeting in 2013

Stockholders who desire to present other business at the annual meeting of stockholders to be held in 2013, including a nomination of a candidate for election as director at such meeting, must notify Quicksilver’s Secretary of such intent in accordance with Quicksilver’s Bylaws by writing to Quicksilver’s Secretary at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102. To be timely, such notice must be received no earlier than February 15, 2013 and no later than March 17, 2013. The advance notice must also meet the other requirements of Bylaw 9 (in the case of business other than nominations) or Bylaw 14 (in the case of nominations) of Quicksilver’s Bylaws. You may obtain a copy of Quicksilver’s Bylaws by writing to Quicksilver’s Secretary at the address above.

The above Notice of Annual Meeting of Stockholders and this proxy statement are sent by order of the Board.

John C. Cirone

Executive Vice President – General Counsel

April 26, 2012

Copies of Quicksilver’s 2011 Annual Report on Form 10-K are available, without charge, to each stockholder upon written request to the Investor Relations Department at 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102 (a copy of any exhibit to the Form 10-K will also be provided without charge upon written request).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

QUICKSILVER RESOURCES INC.	INTERNET http://www.proxyvoting.com/kwk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN

Proposal 1. ELECTION OF DIRECTORS Nominees: 01 Glenn Darden 02 W. Yandell Rogers, III	☐	☐	☐	Proposal 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

All shares will be voted as directed herein and, unless otherwise directed, will be voted “For” the nominees listed in proposal 1, “For” proposal 2 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting. You may revoke this proxy at any time prior to the time this proxy is voted.

	Please check the following box if you plan to attend the annual meeting in person.	☐
	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. In the case of a corporation, partnership or other entity, the full name of the organization should be used and the signature should be that of a duly authorized officer or person.

Signature	Signature	Date

You can now access your Quicksilver Resources Inc. account online.

Access your Quicksilver Resources Inc. account online via Investor ServiceDirect® (ISD).

The transfer agent for Quicksilver Resources Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Important notice regarding the Internet availability of proxy materials for the annual meeting of stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at:

http://www.proxydocs.com/kwk

▼ FOLD AND DETACH HERE ▼

PROXY

QUICKSILVER RESOURCES INC.

801 CHERRY STREET, SUITE 3700, UNIT 19, FORT WORTH, TEXAS 76102

This proxy is solicited by the Board of Directors of Quicksilver Resources Inc.

for the annual meeting of stockholders to be held on May 16, 2012.

The undersigned hereby appoints John C. Regan and John C. Cirone and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Quicksilver Resources Inc. common stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. Central Daylight Time on Wednesday, May 16, 2012 at the Fort Worth Club, 306 West Seventh Street, 12th floor, Fort Worth, Texas 76102, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “For” the nominees listed in proposal 1, “For” proposal 2 and in accordance with the discretion of the person voting the proxy with respect to any other business properly brought before the annual meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	21330